Exhibit 10.3

LOAN NO. 270122358

TERM LOAN AGREEMENT

between

1000 EAST APACHE OWNER, LLC,

a Delaware limited liability company

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Entered into as of December 29, 2021

LOAN NO. 27 0122358

ARTICLE 1. DEFINITIONS		1

1.1.	DEFINED TERMS	1

ARTICLE 2. LOAN		13

2.1.	LOAN	13
2.2.	PURPOSE	13
2.3.	GRANT OF SECURITY INTEREST IN REAL PROPERTY	13
2.4.	ADDITIONAL SECURITY INTEREST	13
2.5.	LOAN FEE	14
2.6.	LOAN DOCUMENTS	14
2.7.	EFFECTIVE DATE	14
2.8.	MATURITY DATE	14
2.9.	FULL REPAYMENT AND RECONVEYANCE, SATISFACTION OR RELEASE	14
2.10.	OPTIONS TO EXTEND.	14
2.11.	INTEREST RATE PROTECTION AGREEMENT.	16
2.12.	ADDITIONAL SECURITY INTEREST	17
2.13.	RECOURSE	17

ARTICLE 3. CONDITIONS PRECEDENT		17

3.1.	CONDITIONS PRECEDENT TO FUNDING AND CLOSING OF THE LOAN	17
3.2.	INTENTIONALLY DELETED.	18
3.3.	BORROWER’S ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION	19
3.4.	INITIAL DISBURSEMENT	19
3.5.	DISBURSEMENTS	19

ARTICLE 4. ACCOUNTS; FINANCIAL COVENANTS; CASH SWEEP		19

4.1.	APPLICATION OF GROSS OPERATING INCOME	19
4.2.	TAX RESERVE FUNDS	20
4.3.	INTENTIONALLY OMITTED.	20
4.4.	REPLACEMENT RESERVE FUNDS.	20
4.5.	IMMEDIATE REPAIR FUNDS.	21
4.6.	THE ACCOUNTS GENERALLY	22
4.7.	DEBT YIELD CONDITION; CASH TRAP PERIOD	23

ARTICLE 5. INSURANCE		25

5.1.	TITLE INSURANCE	25
5.2.	PROPERTY INSURANCE	25
5.3.	FLOOD HAZARD INSURANCE	25
5.4.	LIABILITY INSURANCE	25
5.5.	OTHER COVERAGE	25
5.6.	GENERAL	25

ARTICLE 6. REPRESENTATIONS AND WARRANTIES		26

6.1.	AUTHORITY/ENFORCEABILITY	26
6.2.	BINDING OBLIGATIONS	26
6.3.	FORMATION AND ORGANIZATIONAL DOCUMENTS	26
6.4.	NO VIOLATION; FULL FORCE AND EFFECT	26
6.5.	COMPLIANCE WITH LEGAL REQUIREMENTS; USE	26
6.6.	LITIGATION	27

LOAN NO. 27 0122358

6.7.	FINANCIAL CONDITION	27
6.8.	NO MATERIAL ADVERSE CHANGE	27
6.9.	ACCURACY	27
6.10.	AMERICANS WITH DISABILITIES ACT COMPLIANCE	27
6.11.	TAX LIABILITY	27
6.12.	BUSINESS LOAN	27
6.13.	PROJECT INFORMATION	27
6.14.	NO SUBORDINATION	28
6.15.	PERMITS; FRANCHISES	28
6.16.	OTHER OBLIGATIONS	28
6.17.	LEASES	28
6.18.	SANCTIONS, ANTI-CORRUPTION AND ANTI-MONEY LAUNDERING LAWS.	28
6.19.	NO LLC DIVISION OR LP DIVISION	28
6.20.	GROUND LEASE	29
6.21.	REAFFIRMATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES	30

ARTICLE 7. REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY STATUS		31

7.1.	LIMITED PURPOSE	31
7.2.	LIMITATIONS ON DEBT, ACTIONS	31
7.3.	SEPARATENESS COVENANTS	32
7.4.	SPE COVENANTS IN BORROWER ORGANIZATIONAL DOCUMENTS	32

ARTICLE 8. HAZARDOUS MATERIALS		33

8.1.	SPECIAL REPRESENTATIONS AND WARRANTIES	33
8.2.	HAZARDOUS MATERIALS COVENANTS	33
8.3.	INSPECTION BY LENDER	34
8.4.	HAZARDOUS MATERIALS INDEMNITY	34
8.5.	LEGAL EFFECT	35

ARTICLE 9. COVENANTS OF BORROWER		35

9.1.	EXPENSES	35
9.2.	ERISA COMPLIANCE	36
9.3.	LEASING	36
9.4.	INCOME TO BE APPLIED TO DEBT SERVICE	38
9.5.	OWNERSHIP INTEREST IN BORROWER	38
9.6.	TRANSFERS AND FURTHER ENCUMBRANCE	38
9.7.	MERGER, CONSOLIDATION AND TRANSFER OF ASSETS	40
9.8.	CHANGE IN STRUCTURE OR MANAGEMENT OR ORGANIZATIONAL DOCUMENTS	40
9.9.	ADDITIONAL DEBT AND SEPARATE GUARANTY	40
9.10.	EXISTENCE	40
9.11.	TAXES AND OTHER LIABILITIES	40
9.12.	NOTICE	40
9.13.	INSURANCE	41
9.14.	FACILITIES	41
9.15.	MANAGEMENT OF PROPERTY	41
9.16.	Intentionally Deleted	41
9.17.	[Intentionally Deleted].	41
9.18.	SUBDIVISION MAPS	41
9.19.	FURTHER ASSURANCES	41

LOAN NO. 27 0122358

9.20.	ASSIGNMENT	42
9.21.	SWAP AGREEMENTS	42
9.22.	ASSESSMENTS AND IMPROVEMENT DISTRICTS	42
9.23.	ZONING; USE	42
9.24.	ADA COMPLIANCE	42
9.25.	COMPLIANCE WITH LEGAL REQUIREMENTS	42
9.26.	USE OF PROCEEDS	42
9.27.	INTENTIONALLY OMITTED.	43
9.28.	COMPLIANCE	43
9.29.	SOURCE OF REPAYMENT AND COLLATERAL	43
9.30.	NO LLC DIVISION OR LP DIVISION	43
9.31.	GROUND LEASE.	43
9.32.	BORROWER’S ACCOUNT	44

ARTICLE 10. FINANCIAL COVENANTS		44

10.1.	FINANCIAL CONDITION OF GUARANTOR	44
10.2.	CHANGE IN GAAP	44

ARTICLE 11. FINANCIAL STATEMENTS		45

11.1.	BORROWER FINANCIAL STATEMENTS.	45
11.2.	OTHER FINANCIAL INFORMATION	45
11.3.	TAX RETURNS	45
11.4.	BOOKS AND RECORDS	45
11.5.	[Intentionally Deleted].	45
11.6.	[Intentionally Deleted].	45
11.7.	ANNUAL BUDGET	46
11.8.	[Intentionally Deleted].	46
11.9.	[Intentionally Deleted].	46
11.10.	[Intentionally Deleted].	46
11.11.	FORM; WARRANTY	46

ARTICLE 12. DEFAULTS AND REMEDIES		46

12.1.	DEFAULT	46
12.2.	ACCELERATION UPON DEFAULT; REMEDIES	49
12.3.	DISBURSEMENTS TO THIRD PARTIES	50
12.4.	SET OFF	50
12.5.	RIGHTS CUMULATIVE; NO WAIVER	50
12.6.	GUARANTOR CURE RIGHTS	50
12.7.	ACCEPTABLE LETTERS OF CREDIT	50

ARTICLE 13. MISCELLANEOUS PROVISIONS		51

13.1.	INDEMNITY	51
13.2.	NOTICES	51
13.3.	RELATIONSHIP OF PARTIES	52
13.4.	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	53
13.5.	NO WAIVER	53
13.6.	IMMEDIATELY AVAILABLE FUNDS	53
13.7.	LOAN SALES AND PARTICIPATION; DISCLOSURE OF INFORMATION	53
13.8.	LENDER’S AGENTS	54
13.9.	WAIVER OF RIGHT TO TRIAL BY JURY	54
13.10.	SEVERABILITY	54

LOAN NO. 27 0122358

13.11.	HEIRS, SUCCESSORS AND ASSIGNS	54
13.12.	ATTORNEY-IN-FACT	54
13.13.	TAX SERVICE	54
13.14.	TIME	54
13.15.	GOVERNING LAW AND CONSENT TO JURISDICTION	55
13.16.	BORROWER INFORMATION	55
13.17.	JOINT AND SEVERAL LIABILITY	55
13.18.	FORM OF DOCUMENTS	55
13.19.	NO THIRD PARTIES BENEFITED	55
13.20.	ACTIONS	55
13.21.	LENDER’S CONSENT	55
13.22.	HEADINGS	55
13.23.	ELECTRONIC TRANSMISSION OF DATA	55
13.24.	COUNTERPARTS	56
13.25.	POWERS OF ATTORNEY	56
13.26.	RIGHT OF CONTEST	56
13.27.	DELAY OUTSIDE LENDER’S CONTROL	56
13.28.	RULES OF CONSTRUCTION	56
13.29.	USE OF SINGULAR AND PLURAL; GENDER	56
13.30.	EXHIBITS, SCHEDULES AND RIDERS	57
13.31.	INCONSISTENCIES	57
13.32.	ADVERTISING; SIGNS	57
13.33.	PERMANENT FINANCING	57
13.34.	INTEGRATION; INTERPRETATION	57
13.35.	EXCULPATION	57
13.36.	ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS	58

EXHIBIT A - DESCRIPTION OF PROPERTY
EXHIBIT B - DOCUMENTS
EXHIBIT C - OPTION TO EXTEND REQUEST LETTER FROM BORROWER
EXHIBIT D - DISBURSEMENT INSTRUCTION AGREEMENT
SCHEDULE 1 - OWNERSHIP OF BORROWER
SCHEDULE 2 - SCHEDULE OF LEASES SCHEDULE 4.5 – IMMEDIATE REPAIRS

LOAN NO. 27 0122358

[Certain information marked as [***] has been excluded from Schedule 1 and Schedule 2 to this Exhibit 10.3 because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.]

TERM LOAN AGREEMENT

THIS TERM LOAN AGREEMENT (this “Agreement”) is entered into as of December 29, 2021, by and between 1000 EAST APACHE OWNER, LLC, a Delaware limited liability company (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (collectively with its successors or assigns, “Lender”).

R E C I T A L S

A.	Borrower desires to borrow from Lender, and Lender agrees to loan to Borrower, the extension of credit for which provision is made herein.

B.

Borrower holds indefeasible leasehold title to that certain real property described in Exhibit A hereto and all improvements now or hereafter existing thereon (the “Improvements”), including the 384 unit, 833 bed student housing property located at 1000 E. Apache Boulevard, Tempe, Arizona 85281 (collectively, the “Property”) pursuant to the Ground Lease (as hereinafter defined).

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1.    DEFINITIONS

1.1.    DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Acceptable Counterparty” - means Wells Fargo Bank, National Association or such other counterparty acceptable to Lender in its reasonable discretion; provided, however, that if such counterparty is not Wells Fargo Bank, National Association, such counterparty shall only be an “Acceptable Counterparty” so long as it maintains a long-term senior unsecured debt rating of not less than A- by Standard & Poor’s or A3 by Moody’s Investor Services, which rating shall not include a “t” or otherwise reflect a termination risk, unless such counterparty has been approved by Lender in its sole and absolute discretion.

“Acceptable Letter of Credit” – means an irrevocable, unconditional, transferable, clean sight draft standby letter of credit having an initial term of not less than one (1) year and with automatic renewals for one (1) year periods, for which Borrower shall have no reimbursement obligation and which reimbursement obligation is not secured by the Property or any other property pledged to secure the Note, in favor of Lender and entitling Lender to draw thereon in New York, New York by presentment in person or by facsimile, based solely on a statement that Lender has the right to draw thereon pursuant to the terms of this Agreement executed by an officer or authorized signatory of Lender and issued by a bank acceptable to Lender in its reasonable discretion.

“Accounts” - means the Borrower’s Account, the Tax Reserve Account, the Replacement Reserve Account, the Excess Cash Flow Reserve Account and all other accounts and reserves created hereunder or under the other Loan Documents from time to time, if any.

“Account Funds” - means all sums now or hereafter on deposit in or payable or withdrawable from the Accounts, including, without limitation, Tax Reserve Funds, and Replacement Reserve Funds.

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“ADA” - means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq., as now or hereafter amended or modified.

“Affiliate” or “affiliate” - shall have the meaning provided for such term by Section 101 of the Bankruptcy Code.

“Agreement” - shall have the meaning ascribed to such term in the preamble hereto.

“Annual Budget” - means an annual operating and capital budget for the Property setting forth Borrower’s good faith estimate of projected annual operating expenses and Capital Expenditures for each calendar year, including, without limitation, expenses for maintenance, repairs, annual taxes, insurance, utilities and other annual expenses that are standard and customary for properties similar to the Property.

“Anti-Corruption Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which Borrower or any member of the Borrowing Group is located or doing business.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which Borrower or any member of the Borrowing Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Approved Residential Leases” means, individually and collectively, the Residential Leases in place as of the date hereof and any Residential Lease entered into after the Effective Date in accordance with the terms of the Loan Documents, which has been approved or deemed approved by Lender in accordance with the terms of Section 9.3 hereof, or which does not require the approval of Lender pursuant to the terms of Section 9.3 hereof.

“Approved Retail Leases” means, individually and collectively, Retail Leases in place as of the date hereof and any Retail Lease entered into after the Effective Date in accordance with the terms of the Loan Documents, which has been approved or deemed approved by Lender in accordance with the terms of Section 9.3 hereof, or which does not require the approval of Lender pursuant to the terms of Section 9.3 hereof.

“Approved Replacement Guarantor” – has the meaning given to such term in Section 9.7.

“Bankruptcy Code” - means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

“Beneficial Ownership Certification” – means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” – means 31 C.F.R. §1010.230.

“Borrower” - has the meaning ascribed to such term in the preamble hereto.

“Borrower’s Account” - means an account established with Truist Bank in the name of Borrower.

LOAN NO. 27 0122358

“Borrowing Group” - means: (a) Borrower; (b) any Affiliate or subsidiary of Borrower; (c) any Guarantor; (d) any Indemnitor; (e) any other owner of any collateral securing all or any part of the Loan, any Guaranty, any Indemnity or this Agreement; and (f) any officer, director, agent or representative acting, at any time, in any capacity on behalf of Borrower, Guarantor, Indemnitor or any such owner with respect to the use of any proceeds of the Loan.

“Business Day” - means any day, except a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capital Expenditures” - means major repairs and replacements to maintain or improve the Property, including, without limitation, structural repairs, roof replacements, HVAC repairs and replacements, mechanical and plumbing repairs and replacements and boiler repair and replacements.

“Cash Trap Period” - means a period of time commencing upon the occurrence of (a) a Debt Yield Failure or (b) a Default, and in each case, continuing until the date of a Cash Trap Termination Event.

“Cash Trap Termination Event” - means (a) if the Cash Trap Period was caused by a Default, at such time as Lender shall have affirmatively waived, or affirmatively accepted Borrower’s cure of, such Default, as determined in Lender’s sole and absolute discretion, and (b) if the Cash Trap Period was caused by a Debt Yield Failure, the lack of existence of a Default and the earlier to occur of the following: (i) the Property’s satisfaction of the then applicable Debt Yield Condition, for two (2) consecutive calendar quarters, or (ii) any of the following occurring within ten (10) days after Lender has notified Borrower that a Debt Yield Failure has commenced: Borrower’s (x) prepayment of the Loan in an amount equal to the Debt Yield Cure Amount or (y) delivery of Debt Yield Collateral to Lender as additional collateral for the Obligations to be held and applied in accordance with Section 4.8(e).

“Cash Trap Reconciliation” shall have the meaning given to such term in Section 4.7(b).

“Certificate of Division” means a certificate, registration statement or any other document required to be filed with any applicable governmental authority in order to legally effectuate an LLC Division or LP Division.

“Collateral” - shall have the meaning ascribed to such term in the Security Instrument.

“Control” – Means the power to direct the management and policies of a person or entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise, it being acknowledged that each of Guarantor and Approved Replacement Guarantor presently Control Borrower. “Controlling” and “Controlled” shall have meanings correlative with the foregoing.

“Debt Service Coverage Ratio” - means, as of any date of calculation with respect to the determination of the strike price under an Interest Rate Protection Agreement, the ratio of: (a) Net Operating Income to (b) the aggregate interest projected to be due and payable over the twelve (12) month period subsequent to the date of calculation based upon the Calculated Interest Rate (as defined in the Note) (provided that the proposed strike price shall be used in lieu of the Benchmark (as defined in the Note) in calculating the same), as of the date of calculation as reasonably determined by Lender.

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“Debt Yield” - means, as of any Determination Date for the applicable period, the ratio (expressed as a percentage) of (a) Net Operating Income to (b) the outstanding principal balance of the Loan.

“Debt Yield Condition” - means that the Debt Yield, as of the particular Determination Date in question, is at a minimum of (i) as of December 31, 2022, 7.35%, (ii) as of December 31, 2023, 7.50%, (iii) as of December 31, 2024, 8.00%, and (iv) as of December 31, 2025, 8.25%.

“Debt Yield Failure” - means that as of any particular Determination Date, the Debt Yield Condition has not been satisfied.

“Debt Yield Collateral” - means an Acceptable Letter of Credit or cash collateral in an amount equal to the Debt Yield Cure Amount.

“Debt Yield Cure Amount” means the amount which if applied in reduction of the outstanding principal balance of the Loan would cause the Debt Yield to be equal to or greater than the then applicable Debt Yield Condition.

“Debtor Relief Law” shall mean any federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or any similar law affecting the rights of creditors.

“Default” - shall have the meaning ascribed to such term in that certain Article hereof entitled Default.

“Deposit Account Control Agreement” means that certain Restricted (Non-Blocked) Account Agreement, dated as of the date hereof, by and between Lender, Borrower and Truist Bank with respect to the Borrower Account.

“Determination Date” - means December 31 of each calendar year, commencing with December 31, 2022.

“Disbursement Instruction Agreement” - means a Disbursement Instruction Agreement in the form attached hereto as Exhibit D or such other form as Lender may require from time to time.

“Divided LLC” means any LLC which has been formed upon the consummation of an LLC Division.

“Divided LP” - means any LP which has been formed upon the consummation of an LP Division.

“Effective Date” - means the earlier of (a) the date Lender first authorizes the Loan proceeds to be released to, or for the benefit of, Borrower and (b) the date the Security Instrument is recorded in the real property records of the county where the Property is located.

“Excess Cash Flow”- shall have the meaning given to such term in Section 4.1.

“Excess Cash Flow Reserve Account” - means a demand deposit account to be established with, and controlled by, Lender into which Excess Cash Flow is to be deposited pursuant to Sections 4.1 and 4.7.

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“Extended Maturity Date” - means the First Extended Maturity Date or the Second Extended Maturity Date, as applicable.

“FIRREA” - means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

“First Extended Maturity Date” - means January 1, 2026.

“GAAP” - means generally accepted accounting principles, consistently applied in the United States of America.

“Gross Operating Income” - means for any Determination Date, the sum of (a) Student Housing Operating Income, and (b) Retail Operating Income (and (c) all other normal income received during the twelve (12) month period ending on such Determination Date from the Property (without duplication of any amounts set forth in clauses (a) and (b) above). For avoidance of doubt, Gross Operating Income excludes (i) loss proceeds (other than business income or rental insurance proceeds related to business interruption or loss of income for the period in question), (ii) any interest income from any source, (iii) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (iv) termination, waiver, modification or other similar nature fees, (v) any disbursements to Borrower from any escrow or reserve accounts required pursuant to this Agreement, (vi) payments made under any Interest Rate Protection Agreement, (vii) any other extraordinary or nonrecurring items, (viii) equity contributions, (ix) Loan proceeds and (x) receipts derived from the sale of any capital asset of Borrower.

“Ground Lease” - means that certain Ground Lease Agreement, dated as of the date hereof, by and between Ground Lessor, as landlord and Borrower, as tenant, as the same may be further amended from time to time in accordance with the terms of this Agreement.

“Ground Lessor” - shall mean 1000 E. Apache Blvd Ground Owner LLC, a Delaware limited liability company.

“Ground Rent” means any rent, additional rent or other charge payable by the Borrower under the Ground Lease.

“Guarantor” - means Initial Guarantor, and any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any guaranty now or hereafter executed in connection with respect to the Loan, including the Replacement Guarantor (collectively or severally as the context thereof may suggest or require).

“Guarantor Financial Covenants” - means the financial Net Worth and Minimum Required eser requirements set forth in each Guaranty.

“Guaranty” - means (i) the Limited Guaranty, and (ii) following the substitution of a Replacement Guarantor with a Replacement Guarantor, the Replacement Limited Guaranty.

“Hazardous Materials” - has the meaning ascribed to such term in that certain Section hereof entitled Special Representations and Warranties.

“Hazardous Materials Claims” – has the meaning ascribed to such term in that certain Section hereof entitled Special Representations and Warranties.

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“Hazardous Materials Laws” - has the meaning ascribed to such term in that certain Section hereof entitled Special Representations and Warranties.

“Improvements” - shall have the meaning ascribed to such term in the Recitals above.

“Indemnitees” - means Lender, Lender’s parents, subsidiaries and affiliates, any holder of or Participant in the Loan and all directors, officers, employees, agents, successors and assigns of any of the foregoing.

“Indemnitor” - means Guarantor, and any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any Indemnity, including the Replacement Guarantor.

“Indemnity” – means any indemnity now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Initial Guarantor” – means Invesco Real Estate Income Trust Inc., a Maryland corporation.

“Insurance Premiums” shall mean pay the premiums for insurance required to be maintained by Borrower with respect to the Property and Improvements hereunder.

“Interest Rate Protection Agreement” - means, as applicable, any interest rate cap, swap or collar agreement (together with the confirmation and schedules relating thereto) in form and substance reasonably satisfactory to Lender between Borrower and an Acceptable Counterparty.

“Intervening Event” means (a) a Default, (b) a change in regulatory matters since the closing date that, in Lender’s sole judgment, would be reasonably likely to have a material adverse impact on Lender if it were to continue to maintain its then current interest in the Loan, (c) a change in internal policy at Lender pursuant to which Lender assigns its then current interest in the Loan, including, without limitation, in connection with a portfolio sale, or (d) if Lender has made a decision to cease doing real estate finance business in response to, or in connection with, any mandate or direction from any governmental authority, in each case with respect to the foregoing subclauses (b)-(d), acting in a manner that is generally in accordance with similar situations in other transactions in which Lender is administering a loan and non-discriminatory to Borrower.

“Lease” and “Leases” - means any and all present and future leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, including, without limitation, Approved Retail Leases and Approved Residential Leases.

“Lease Materials” – means, with respect to any Lease submitted to Lender for approval as set forth in this Agreement, a copy of the proposed Lease and any other information reasonably necessary for Lender to review the creditworthiness of the proposed tenant under such Lease.

“Lender” - shall have the meaning ascribed to such term in the preamble hereto.

“Lien” - means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a

LOAN NO. 27 0122358

capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a “true” lessor pursuant to Section 9-505 (or a successor section) of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

“Limited Guaranty” means the Limited Guaranty dated as of the date hereof, entered into by Guarantor in favor of Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“LLC” – means any limited liability company formed under the laws of any State of the United States of America.

“LLC Division” means the division or divisive merger of any LLC into multiple entities or multiple series of the same entity pursuant to any applicable law, including, without limitation, pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Loan” - means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: SIXTY-FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($65,500,000.00).

“Loan Documents” - means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Loan-to-Value Percentage” – means, as of the date of determination, the amount, expressed as a percentage, obtained by dividing the commitment amount of the Loan by the “as-is” fair market value of the Property (after adjustment for senior liens and regular and special tax assessments) as determined by Lender pursuant to the most recent appraisal obtained and approved by Lender.

“LP” means any limited partnership formed under the laws of any State or Commonwealth of the United States of America.

“LP Division” means the division or divisive merger of any LP into multiple entities or multiple series of the same entity pursuant to any Applicable Law, including, without limitation, pursuant to Section 17-220 of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

“Maturity Date” - means the Original Maturity Date, or, if extend pursuant to the terms hereof, the First Extended Maturity Date or the Second Extended Maturity Date, as applicable.

“Monthly Insurance Deposit” - has the meaning given to such term in Section 4.3.

“Monthly Payment Date” - means each monthly Due Date (as defined in the Note).

“Monthly Replacement Reserve Deposit” - has the meaning given to such term in Section 4.4.

“Monthly Tax Deposit” - has the meaning given to such term in Section 4.2.

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“Net Operating Income” - means as of any Determination Date an amount to be calculated and adjusted by Lender in good faith in its sole discretion (which calculation shall be final, conclusive and binding on Borrower in the absence of manifest error) as follows: (a) Testing Income, less (b) Testing Expenses.

“Note” - means that certain Promissory Note of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to Lender, as the same may be amended, modified, supplemented or replaced from time to time.

“OFAC” - means the United States Treasury Department Office of Foreign Assets Control and any successor thereto.

“Operating Shortfall” - shall have the meaning given to such term in Section 4.7(d).

“Original Maturity Date” – means January 1, 2025.

“Other Related Documents” - means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

“Participant” - shall have the meaning ascribed to such term in that certain Section hereof entitled Loan Sales and Participation; Disclosure of Information.

“Permitted Debt” - means unsecured trade payables incurred in the ordinary course of its business that: (a) are related to the ownership and operation of the Property; (b) do not exceed two percent (2%) of the outstanding balance of the Loan ; (c) are not evidenced by a note; (d) must be paid within sixty (60) days; and (e) are otherwise expressly permitted under the Loan Documents.

“Permitted Operating Expenses” - means the following expenses to the extent that such expenses are reasonable in amount and customary for properties similar to this type of Property: (a) taxes and assessments imposed upon the Property to the extent that such taxes and assessments are required to be paid by Borrower and are actually paid or reserved for by Borrower; (b) bond assessments; (c) Insurance Premiums paid or reserved for casualty insurance (including, without limitation, earthquake) and liability insurance and other insurance carried by Borrower in connection with the Property, provided, however, if any, insurance is maintained as part of a blanket policy covering the Property and other properties, the insurance premium included in this subparagraph shall be the premium fairly allocable to the Property; (d) operating expenses incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property (including refurbishment costs incurred in the ordinary course of business for any vacated units). Permitted Operating Expenses shall not include (a) any loan placement fees, interest or principal payments on the Loan, any allowance for depreciation (or like non-cash charges), or amortization, (b) federal, state or local income taxes (c) leasing commissions and (d) extraordinary non-recurring capital expenditures incurred in connection with the ownership, operation and maintenance of the Property.

“Permitted Substances” shall mean Hazardous Substances of the types and in quantities customarily used in the ordinary course of business in properties similar to the Property consisting of (a) office, cleaning and building maintenance supplies used in reasonable quantities and in the ordinary course of Borrower’s operation of the Property and (b) gasoline or diesel fuel in the tanks of automobiles located on the Property; but only so long as, in the case of both (a) and (b), they are always stored, maintained, used and disposed of in compliance with all applicable Environmental Laws.

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“Permitted Transfer” shall have the meaning set forth in Section 9.7.

“Person” or “person” - means: any (a) individual, (b) any corporation, partnership, company, trust or other legal entity or (c) any other organization, whether or not a legal entity. With respect to any Sanctioned Person, “Person” also includes any group, sector, territory or country.

“Plan of Division” means a plan of division adopted by an LLC as required by any applicable governmental authority in order to legally effectuate an LLC Division, including, without limitation, a plan of division as described in Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Prior Negative Relationship” shall mean, with respect to any Person, a prior or then-current relationship involving (a) any failure (after the expiration of all applicable notice, grace, and/or cure periods) to satisfy a recourse obligation with respect to its dealings with the Lender, (b) successful criminal proceedings involving such Person with respect to its dealings with the Lender, or otherwise, (c) any voluntary bankruptcy, reorganization, or insolvency proceeding with respect to such Person, (d) any involuntary bankruptcy, reorganization, or insolvency proceeding that is not dismissed within ninety (90) days of its filing with respect to such Person, or (e) any litigation with respect to its dealings with the Lender that the Lender, in its reasonable discretion, deems to be material.

“Property” - shall have the meaning ascribed to such term in the Recitals above.

“Property Condition Report” - means that certain Property Condition Report, dated as of December 7, 2021 and issued by LM Consultants.

“Property Manager” – shall have the meaning ascribed to such term in Section 9.15.

“Property Management Agreement” - means that certain Property Management Agreement, dated as of the date hereof, by and between Borrower, and Property Manager, in form and substance reasonably acceptable to Lender, as the same may hereafter be amended, restated or otherwise modified from time to time in accordance with the terms of this Agreement, together with any replacement management agreement entered into in accordance with the terms of this Agreement.

“Qualified Replacement Advisor” means a prominent professional real estate investment advisor with a national presence in the United States that (i) has at least ten (10) years’ experience in advising investors on institutional investment quality commercial real estate projects located in the United States (ii) has, together with its Affiliates, not less than $500,000,000 in assets under management, and (iii) is a registered investment advisor with the Securities and Exchange Commission .

“Real Property Taxes” - shall mean all taxes, assessments, water rates, sewer rents, business improvement district or other similar assessments and other governmental impositions, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

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“Rent Roll” - means the rent roll relating to any Leases and delivered to Lender which contains basic rent roll information as approved by Lender, including, without limitation, name of tenant, date of Lease, monthly or other periodic rent amount, amount of security deposit, Lease expiration date, option periods, concessions and other matters reasonably requested by Lender.

“Replacement General Partner” shall have the meaning set forth in Section 9.7.

“Replacement Reserve Account” – shall have the meaning given to such term in Section 4.4.

“Replacement Reserve Funds” - shall have the meaning given to such term in Section 4.4.

“Replacements” – mean for any period shall mean amounts expended for replacements, capital expenditures and/or required maintenance to the Property and required to be capitalized according to GAAP and reasonably approved by Lender.

“Report Date” - shall have the meaning given to such term in Section 4.7 below.

“Residential Lease” - means a Lease of a portion of the Student Housing Space.

“Replacement Limited Guaranty” shall have the meaning set forth in the definition of “Replacement Guarantor”.

“Retail Lease” - means a Lease of a portion of the Retail Space.

“Retail Operating Income” - means, as of any Determination Date, with respect to tenants under Approved Retail Leases, the annualized total income received on account of Approved Retail Leases at the Property during the three (3) month period ending on such Determination Date (provided that to the extent a particular tenant is either in a scheduled rent concession period of at least one month at the time of determination or has a rent concession period of at least one month scheduled in the future, such tenant’s annualized rent may be adjusted by Lender in its reasonable discretion to reflect a normalized annualized amount unless no future rent is scheduled to be received from such tenant in which case no rent will be included for such tenant), but, in each case, excluding any income received from or on account of tenants (A) that are either in monetary default under their Lease with respect to the payment of base rent in excess of forty-five (45) days, (B) in bankruptcy or whose guarantor is in bankruptcy, (C) tenants which have given notice of their intent to terminate or vacate, or whose Lease will expire within six (6) months of such Determination Date (unless such tenant has validly exercised an extension option set forth in such Lease that causes such Lease not to expire within such six (6) month period) or (D) that are no longer in occupancy, no longer operating out of the leased premises and/or have “gone dark” (subject however to a tenant’s right to cease operating as required by applicable law relating to COVID restrictions). Solely for purposes of calculating Testing Income (but not any other purpose), and, with respect to Leases that are subject to subleases that are not otherwise excluded by the foregoing clauses (A) – (D), the income included as “Retail Operating Income” on account of such Lease shall be the lesser of the rent payable under the applicable Lease or the rent payable under the applicable sublease. Retail Operating Income shall exclude one-time extraordinary income or non-recurring income.

“Retail Space” – means the dedicated retail space at the Property leased to retail tenants under Approved Retail Leases.

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“Sanctioned Target” - means any target of Sanctions, including: (a) Persons on any list of targets identified or designated to pursuant any Sanctions; (b) Persons, countries or territories that are the target of any territorial or country-based Sanctions program; (c) Persons that are a target of Sanctions due to their ownership or control by any Sanctioned Target(s); or (d) otherwise a target of Sanctions, including vessels and aircraft that are designated under any Sanctions program.

“Sanctions” - means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, imposed, administered or enforced from time to time by: (a) the United States of America; including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future statute or Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authority with jurisdiction over Borrower or any member of the Borrowing Group.

“Satisfaction Date” shall mean the date on which the Loan, any other obligations under the Loan Documents, and any other obligations secured by the Security Instrument have been satisfied and performed in full; provided, however, that if such payment and performance is challenged in any proceedings under any Debtor Relief Law or otherwise, the Satisfaction Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion.

“Second Extended Maturity Date” - means January 1, 2027.

“Security Instrument” - means that certain LEASEHOLD DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING dated as of even date herewith, executed by Borrower as Trustor in favor of First American Title Insurance Company, a Nebraska corporation, as Trustee, for the benefit of Lender, as Beneficiary, as the same may be amended, modified, supplemented or replaced from time to time.

“Separateness Provisions” - has the meaning ascribed to such term in that certain Section hereof entitled Separateness Covenants.

“Site Assessment” - means an environmental site assessment (including all drafts thereof) of the Property of such scope as may be reasonably requested by Lender (including, without limitation, the taking of soil borings and air and groundwater samples and other above and below ground testing) and otherwise in form and substance acceptable to Lender, prepared by an environmental engineer approved in advance by Lender in writing, with errors and omissions insurance coverage reasonably acceptable to Lender.

“Student Housing Operating Income” - means, as of any Determination Date, the total annualized actual contractual rental income in place for the calendar month in which such Determination Date occurs (but in no event greater than the gross potential rental income from the Student House Space), based on executed Approved Residential Leases which are in full force and effect, including, without limitation, application, redecorating and administrative fees and security deposits forfeited due to tenant damage (but only to the extent that the repair of such tenant damage is included as a Testing Expense), but excluding income from (A) any tenants that are in monetary default under their Lease with respect to the payment of base rent in excess of forty-five (45) days, (B) short term leases (i.e. leases with an initial term of less than six months and month-to-month leases), solely to the extent that income received in respect of short term leases, in the aggregate, exceeds five percent (5%) of the total annualized actual contractual rental income for the calendar

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month in which such Determination Date occurs and/or (C) any tenants that are Affiliates of Borrower, in each case, excluding security deposits (other than forfeited security deposits to the extent included above) and determined on a cash basis; provided, however, pre-paid rents shall be spread over the time period to which they pertain. Notwithstanding the foregoing, rental income from any Residential Lease with a term of less than eleven and one half (11.5) months shall not be annualized, but instead, the projected rental income payable under such Residential Lease during the twelve (12) month period following such Determination Date shall be included (provided that the exclusions set forth in clauses (A), (B) or (C) of the immediately preceding sentence do not apply).

“Student Housing Space” – means the dedicated student housing space at the Property leased to tenants under Approved Residential Leases.

“Subdivision Map” - has the meaning ascribed to such term in that certain Section hereof entitled Subdivision Maps.

“Swap Agreement” — means a “swap agreement” as defined in Section 101 of the Bankruptcy Code entered into by Borrower and Lender (or with another financial institution which is reasonably acceptable to Lender), to hedge the floating interest expense of the Loan for up to the full term of the Loan in an aggregate notional amount less than or equal to the outstanding principal balance of the Loan originally scheduled to be outstanding over such term when the hedge is executed and providing for a fixed rate acceptable to Lender, with Borrower making fixed rate payments and receiving floating rate payments to offset changes in the variable interest expense of the Loan, all upon terms and subject to such conditions as shall be acceptable to Lender (or if such transaction is with another financial institution, all upon terms and subject to such conditions as shall be approved by Lender in writing), together with all modifications, extensions, renewals and replacements thereof.

“Tax Reserve Account” - has the meaning given to such term in Section 4.2.

“Tax Reserve Funds” - has the meaning given to such term in Section 4.2.

“Testing Expense” - means all actual costs and expenses for the twelve (12) month period immediately prior to the Determination Date, computed on an accrual basis, of whatever kind and from whatever source, relating to the ownership, operation, repair, maintenance and management of the Property that are incurred on a regular daily, monthly or other periodic basis, which expenses shall include, without limitation (and without duplication): Ground Rent, Real Property Taxes (based on the most current bill annualized, subject to adjustment by Lender to take into account any known change in assessment that has not yet been reflected in the most current tax bill (net of any tenant reimbursements, if any, for such changes to taxes as reasonably approved by Lender) and to take into account the fact, if true, that such taxes are paid unevenly throughout the year); Insurance Premiums (based on the most current premium, subject to adjustment by Lender to take into account any known increase in premium that has not yet been reflected in the most current bill and to take into account the fact, if true, that such premiums are paid unevenly throughout the year and provided further that if any insurance is maintained as part of a blanket policy covering the Property and/or other properties, the insurance premium included in “Testing Expense” shall be the premium fairly allocable to the Property for such insurance); management fees equal to the greater of the actual fees paid under the Property Management Agreement and three percent (3%) of Gross Operating Income; annual reserves equal to $150 per bed per year; common area maintenance costs; advertising and marketing expenses; reoccurring professional fees; license fees; general and administrative costs and expenses related to the Property; utilities; payroll, benefits and related

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taxes and expenses; janitorial expenses; computer processing charges; operating equipment or other payments permitted pursuant to this Agreement or as otherwise approved by Lender; and bond assessments. Notwithstanding the foregoing, Testing Expense shall not include: debt service (including principal, interest, impounds and other reserves); capital expenditures; leasing commissions and tenant improvement cost and related professional expenses; costs of repair or restoration after a casualty, including professional fees incurred in connection with the recovery of any insurance or condemnation proceeds; income taxes; expenses incurred in connection with the Loan; any expenses otherwise included above that are paid directly by any tenant under any Lease; any extraordinary, non-recurring expenses; or any non-cash charges such as depreciation and amortization.

“Testing Income” - means, as of the Determination Date, Gross Operating Income, as adjusted by the Vacancy Reserve.

“Title Policy” - means the ALTA Lender’s Policy of Title Insurance as issued by the Title Company.

“Title Company” – means First American Title Insurance Company.

“Transfer” or “Transferred”- means any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.

“UCC” - means the Uniform Commercial Code in effect from time to time in the state where Borrower is organized and where the Property is located, as applicable, as now or hereafter amended or modified.

“Vacancy Reserve” means a vacancy reserve (i) with respect to the Student Housing Space, equal to the greater of the actual vacancy rate of the Student Housing Space or five percent (5.0%) and (ii) with respect to the Retail Space, equal to the greater of the actual vacancy rate of the Retail Space or ten percent (10.0%).

ARTICLE 2. LOAN

2.1.    LOAN. Subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the Loan; said Loan to be evidenced by the Note. This Loan is not a revolving credit line, and no payments or credits shall increase the maximum amount of advances available from the Loan. The Loan shall bear interest and be repaid in accordance with the provisions of the Note.

2.2.    PURPOSE. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used for the acquisition of the Property and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.

2.3.    GRANT OF SECURITY INTEREST IN REAL PROPERTY. The Note shall be secured, in part, by the Security Instrument encumbering certain real property and improvements as described therein.

2.4.    ADDITIONAL SECURITY INTEREST. Borrower hereby grants and assigns to Lender a security interest, to secure payment and performance of all obligations, in all of Borrower’s right, title and interest, now or hereafter acquired, to the payment of money from Lender to Borrower under any Swap Agreement.

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2.5.    LOAN FEE. Borrower shall pay to Lender, at Loan closing, a non-refundable loan fee in the amount of $458,500.00.

2.6.    LOAN DOCUMENTS. Borrower shall deliver to Lender concurrently with this Agreement each of the documents, each properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.7.    EFFECTIVE DATE. The effective date of the Loan Documents shall be the Effective Date.

2.8.    MATURITY DATE. All sums due and owing under this Agreement and the other Loan Documents shall be repaid in full on the Maturity Date.

2.9.    FULL REPAYMENT AND RECONVEYANCE, SATISFACTION OR RELEASE. Upon receipt of all sums owing and outstanding under the Loan Documents, and the full performance of all other obligations secured by the Security Instrument, Lender shall reconvey, satisfy or release the Property from the lien of the Security Instrument and terminate any assignment of leases and rents or UCC-financing statements related to the Collateral; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance, satisfaction or release Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance, satisfaction or release, the payment of any and all sums then due and payable under the Loan Documents, and the full payment and performance of all other obligations secured by the Security Instrument, including, without limitation, those set forth in the Note and the Security Instrument. Lender’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such reconveyance, satisfaction or release, and any commitment of Lender to lend any undisbursed portion of the Loan shall be cancelled. Any repayment shall be without prejudice to Borrower’s obligations under any Swap Agreement between Borrower and Lender, which shall remain in full force and effect subject to the terms of such Swap Agreement (including provisions that may require a reduction, modification or early termination of a swap transaction, in whole or in part, in the event of such repayment, and may require Borrower to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise.

2.10.    OPTIONS TO EXTEND.

(a)    Borrower shall have the option to extend (the “First Option to Extend”) the term of the Loan from the Original Maturity Date (for purposes of this Section, “Original Maturity Date”), to the First Extended Maturity Date, upon satisfaction of each and every one of the following conditions precedent in Lender’s discretion:

(i)    Borrower shall provide Lender with written notice of Borrower’s request to exercise the First Option to Extend in the form attached hereto as Exhibit C not less than thirty (30) days and not more than one hundred twenty (120) days prior to the Original Maturity Date (which notice may be revoked by Borrower on or before the Original Maturity Date; provided Borrower shall pay all costs and expenses incurred by Lender in connection with such notice to extend).

(ii)    As of the Original Maturity Date, no Default shall exist, and to Borrower’s knowledge no event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall exist, and Borrower shall so certify in writing.

(iii)    Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the First Option to Extend.

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(iv)    [intentionally omitted].

(v)    If required by Lender, at Borrower’s sole cost and expense, the issuance by the Title Company, and Lender’s receipt, of any endorsements deemed necessary by Lender for attachment to the Title Policy, insuring the priority and validity of the Security Instrument.

(vi)    Borrower shall have delivered evidence reasonably satisfactory to Lender that as of the Original Maturity Date the Property has achieved a Debt Yield of at least 8.0%; provided, however, in the event such required minimum Debt Yield is not achieved, then Borrower shall either (i) pay down the outstanding principal balance of the Loan by an amount (the “First Extension Debt Yield Shortfall Amount”) such that said minimum Debt Yield is met, or (ii) deliver to Lender an Acceptable Letter of Credit in a stated amount equal to the First Extension Debt Yield Shortfall Amount. Any principal balance reduction shall reduce Lender’s commitment by a like amount and may not be re-borrowed.

(vii)    Lender shall have received, at Borrower’s sole expense, a written appraisal prepared in conformance with the requirements of FIRREA, as well as any other applicable rules and/or regulations from any and all applicable governmental authorities (subject to review and adjustment by Lender consistent with Lender’s standard practices), confirming to the satisfaction of Lender that the Loan-to-Value Percentage, as of the Original Maturity Date, does not exceed fifty-nine percent (59.0%); provided, however, in the event such fair market value is not adequate to meet the required Loan-to-Value Percentage, then Borrower shall either (i) pay down the outstanding principal balance of the Loan by an amount (the “First Extension Loan-to-Value Rebalance Amount”) such that said Loan-to-Value Percentage is met or (ii) deliver to Lender an Acceptable Letter of Credit in a stated amount equal to the First Extension Loan-to-Value Rebalance Amount. The valuation date of such appraisal shall be within ninety (90) days of the Original Maturity Date. Any principal balance reduction shall reduce Lender’s commitment by a like amount and may not be re-borrowed.

(viii)    On or before the Original Maturity Date, Borrower shall pay to Lender an extension fee in the amount of 0.25% of the total commitment amount of the Loan, in immediately available funds.

(ix)    Borrower shall have delivered to Lender an updated Property Condition Report for the Property in form reasonably acceptable to Lender.

(x)    Guarantor shall be in compliance with the Guarantor Financial Covenants.

Except as modified by this First Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.

(b)    Borrower shall have a second option to extend (the “Second Option to Extend”) the term of the Loan from the First Extended Maturity Date, to the Second Extended Maturity Date, upon satisfaction of each and every one of the following conditions precedent in Lender’s discretion:

(i)    Borrower shall provide Lender with written notice of Borrower’s request to exercise the Second Option to Extend in the form attached hereto as Exhibit C not less than thirty (30) days and not more than one hundred twenty (120) days prior to the First Extended Maturity Date (which notice may be revoked, by Borrower on or before the First Extended Maturity Date; provided Borrower shall pay all costs and expenses incurred by Lender in connection with such notice to extend).

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(ii)    As of the date the First Extended Maturity Date, no Default shall exist, and to Borrower’s knowledge, no event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall exist, and Borrower shall so certify in writing.

(iii)    Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the Second Option to Extend.

(iv)    Lender shall have received, at Borrower’s sole expense, a written appraisal prepared in conformance with the requirements of FIRREA, as well as any other applicable rules and/or regulations from any and all applicable governmental authorities (subject to review and adjustment by Lender consistent with Lender’s standard practices), confirming to the satisfaction of Lender that the Loan-to-Value Percentage, as of the First Extended Maturity Date, does not exceed fifty-nine percent (59.0%); provided, however, in the event such fair market value is not adequate to meet the required Loan-to-Value Percentage, then Borrower shall either (i) pay down the outstanding principal balance of the Loan (the “Second Extension Loan-to-Value Rebalance Amount”) such that said Loan-to-Value Percentage is met or (ii) deliver to Lender an Acceptable Letter of Credit in a stated amount equal to the Second Extension Loan-to-Value Rebalance Amount The valuation date of such appraisal shall be within ninety (90) days of the First Extended Maturity Date. Any principal balance reduction shall reduce Lender’s commitment by a like amount and may not be re-borrowed.

(v)    If required by Lender, at Borrower’s sole cost and expense, the issuance by the Title Company, and Lender’s receipt, of any endorsements deemed necessary by Lender for attachment to the Title Policy, insuring the priority and validity of the Security Instrument.

(vi)    Borrower shall have delivered evidence reasonably satisfactory to Lender that as of the First Extended Maturity Date the Property has achieved a Debt Yield of at least 8.25%; provided, however, in the event such required minimum Debt Yield is not achieved, then Borrower shall (i) pay down the outstanding principal balance of the Loan by an amount (the “Second Extension Debt Yield Shortfall Amount”) such that said minimum Debt Yield is met, or (ii) deliver to Lender an Acceptable Letter of Credit in a stated amount equal to the Second Extension Debt Yield Shortfall Amount Any principal balance reduction shall reduce Lender’s commitment by a like amount and may not be re-borrowed.

(vii)    On or before the First Extended Maturity Date, Borrower shall pay to Lender an extension fee in the amount of 0.25% of total commitment amount of the Loan, in immediately available funds.

(viii)    Guarantor shall be in compliance with the Guarantor Financial Covenants.

Except as modified by this Second Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.

2.11.    INTEREST RATE PROTECTION AGREEMENT.

(a)    (a) If, at any time during the term of the Loan, the SOFR Average (as defined in the Note) is greater than two percent (2.00%) for ten (10) or more consecutive Business Days, Borrower shall

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be required to enter into an Interest Rate Protection Agreement with an Acceptable Counterparty, with a notional amount equal to the principal amount of the Loan, for a term at least equal to the lesser of (i) 24 months and (ii) the remainder of the term of the Loan, and with a maximum strike price equal to the greater of (x) three percent (3.00%) and (y) an interest rate which when used to calculate the debt service due hereunder, would result in a DSCR of 1.25 to 1.00. Any Interest Rate Protection Agreement entered into by Borrower shall be in a form and substance reasonably acceptable to Lender. Borrower shall direct the Acceptable Counterparty to deposit directly into the Excess Cash Flow Reserve Account any amounts due Borrower under such Interest Rate Protection Agreement following the occurrence of a Cash Trap Period. Borrower shall collaterally assign to Lender, pursuant to a collateral assignment of interest rate protection agreement in form and substance reasonably acceptable to Lender, all of its right, title and interest to receive any and all payments under any Interest Rate Protection Agreement, and shall deliver to Lender an executed counterpart of each such Interest Rate Protection Agreement, which in each case shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into an account designated and controlled by Lender. Neither the Property nor any equity in the Borrower shall secure any of Borrower’s obligations under any Interest Rate Protection Agreement, unless the Lender is the counterparty. Borrower acknowledges that: (A) in order to enter into any Interest Rate Protection Agreement, Borrower must satisfy, on the trade date of the same, all applicable eligibility requirements of the Commodity Exchange Act and rules promulgated thereunder for a party to enter into an Interest Rate Protection Agreement on a privately-negotiated basis without exchange trading and clearing requirements applying; and (B) in order to enter into any Interest Rate Protection Agreement with Lender or its Affiliates, Borrower must demonstrate to Lender’s satisfaction that this and all other applicable legal and other requirements have been satisfied. Nothing herein shall be construed as an offer or commitment by Lender or its Affiliates to enter into any Interest Rate Protection Agreement.

(b)    (b) Borrower shall comply with all of its obligations under the terms and provisions of any Interest Rate Protection Agreement. All amounts paid by any counterparty under the Interest Rate Protection Agreement to Borrower or Lender shall be deposited immediately into the Excess Cash Flow Reserve Account during each Cash Trap Period. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Protection Agreement in the event of a default by the counterparty and shall not waive, amend or otherwise modify any of its rights thereunder without Lender’s consent.

2.12.    ADDITIONAL SECURITY INTEREST.

Borrower hereby grants and assigns to Lender a security interest, to secure payment and performance of all obligations, in all of Borrower’s right, title and interest, now or hereafter acquired, to the payment of money from Lender to Borrower under any Swap Agreement or Interest Rate Protection Agreement.

2.13.    RECOURSE. The Loan shall be full recourse to Borrower and all of its assets, whether now owned or hereafter acquired or in which Borrower otherwise has an interest, and all proceeds thereof.

ARTICLE 3. CONDITIONS PRECEDENT

3.1.    CONDITIONS PRECEDENT TO FUNDING AND CLOSING OF THE LOAN. Lender’s obligation to close and fund the Loan or take any other action under the Loan Documents shall be subject to the satisfaction of each and every one of the following conditions precedent in Lender’s discretion on or prior to the Effective Date:

(a)	Loan Documents. Receipt and approval by Lender of an executed original of this Agreement, each of the Loan Documents, the Other Related Documents and any and all

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other documents, instruments, policies and forms of evidence or other materials which are required pursuant to this Agreement or any of the other Loan Documents or as otherwise required by Lender, each in form and content acceptable to Lender.

(b)

No Default. There shall exist no Default, as defined in this Agreement or Default as defined in any of the Loan Documents or Other Related Documents, or event, omission or failure of any condition which would constitute a Default after notice or passage of time, or both (for which Borrower has knowledge or has received notice).

(c)	Valid Lien. The Security Instrument is a valid lien upon the Property and is prior and superior to all other liens and encumbrances thereon except those approved by Lender in writing.

(d)

Appraisal and Other Documents. Lender shall have received and approved the following: (i) a written appraisal prepared in conformance with the requirements of FIRREA, as well as any other applicable rules and/or regulations from any and all applicable governmental authorities (subject to review and adjustment by Lender consistent with Lender’s standard practices); (ii) evidence of the insurance coverage required under this Agreement; and (iii) a Site Assessment with respect to the Property.

(e)	Representations and Warranties. The representations and warranties contained in this Agreement shall be true and correct as of the Effective Date.

(f)	Borrower Good Standing. Lender shall have received evidence that Borrower is in good standing in its state of formation and states where it conducts business.

(g)	Intentionally Omitted.

(h)

Organizational Documents. Lender shall have received and approved organizational documents, resolutions, certificates and consents with respect to Borrower (and the partners, members, managers or joint venturers of Borrower (if any)), Borrower’s general partners, all Guarantors (and the partners, members, managers or joint venturers of all such Guarantors (if any)), and such other related entities as Lender may require.

(i)

Opinion of Counsel. Borrower has delivered to Lender, at Borrower’s expense, an opinion of legal counsel in form and content satisfactory to Lender to the effect that: (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) each of Borrower and its general partners are duly formed and have all requisite authority to enter into the Loan Documents; and (c) as to such other matters, incident to the transactions contemplated hereby, as Lender may reasonably request.

(j)

Survey. Lender shall have received a current survey of the Property, certified to Lender and title insurer, showing the boundaries of the Property by courses and distances, together with corresponding metes and bounds description, the actual or proposed location of all improvements, encroachments and restrictions, the location and width of all easements, utility lines, rights-of-way and building set-back lines, and notes referencing book and page numbers for the instruments granting same.

3.2.    INTENTIONALLY DELETED.

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3.3.    BORROWER’S ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION. The proceeds of the Loan, and, if applicable, any sums in any other accounts referenced in this Agreement (to which Borrower’s access to any such accounts is restricted) (the “Restricted Accounts”), when qualified for disbursement, shall be deposited into the Borrower’s Account or otherwise disbursed to or for the benefit or account of Borrower in accordance with the Loan Documents, and that certain Section hereof entitled Disbursements and the Disbursement Instruction Agreement attached hereto as Exhibit D, as amended or replaced from time to time in accordance with the terms thereof. As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender all monies at any time deposited in any Accounts, in any Restricted Accounts. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Accounts, in any Restricted Accounts, or any funds on deposit in any Accounts, and in any Restricted Accounts, or permit any lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Following the occurrence and during continuance of a Default, Lender may apply all or any part of the funds on deposit in any Accounts, and in any Restricted Accounts, against the amounts outstanding under the Loan in any order and in any manner as Lender shall elect in Lender’s sole discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the liens and security interests securing the Loan or exercise its other rights under the Loan Documents. The Borrower Funds shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on any funds, if any, deposited in the Accounts, and in any Restricted Accounts, shall be at a rate established by Lender, which may or may not be the highest rate then available, shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon indefeasible repayment in full of Borrower’s obligations under the Loan Documents, all remaining funds held in the Accounts, and in any Restricted Accounts, if any, shall be disbursed to Borrower within ten (10) Business Days.

3.4.    INITIAL DISBURSEMENT. On the Effective Date, Lender shall disburse to Borrower a single Advance in the amount of the Loan.

3.5.    DISBURSEMENTS. Borrower hereby authorizes Lender to disburse the proceeds of the Loan made by Lender or its affiliate, and, if applicable, funds in any Restricted Accounts, in accordance with the terms of the Loan Documents and the terms of the Disbursement Instruction Agreement attached hereto as Exhibit D, as amended or replaced from time to time in accordance with the terms thereof.

ARTICLE 4. ACCOUNTS; FINANCIAL COVENANTS; CASH SWEEP

4.1.    APPLICATION OF GROSS OPERATING INCOME. Borrower shall cause all Gross Operating Income to be deposited into the Borrower’s Account. Without limitation of the foregoing, Borrower shall, and shall cause Property Manager to, deposit all amounts received by Borrower or Property Manager, constituting rents or other revenue of any kind from the Property into the Borrower’s Account within two (2) Business Days after receipt thereof. Borrower shall use Gross Operating Income to pay all expenses payable during such month in connection with the ownership and operation of the Property, including, without limitation, Ground Rent, any payments of Real Estate Taxes, Insurance Premiums, utility costs, actual base management fees paid pursuant to the Property Management Agreement, debt service (both principal and interest) payable on the Loan and budgeted Capital Expenditures (the Gross Operating Income remaining after payment of all such amounts for a given month is hereinafter collectively referred to as, “Excess Cash Flow”). Any pre-paid rents shall be spread over the time period to which they pertain, and the amount of Gross Operating Income for purposes of determining the amount of Excess Cash Flow for a given month shall be increased by the amount of pre-paid rent allocated to such month. Prior to a Cash Trap Period, so long as no Default has occurred and is continuing, any Excess Cash Flow may be used by Borrower for any purpose.

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4.2.    TAX RESERVE FUNDS.

(a)    On the Effective Date, Borrower shall deposit with Lender the amount of $319,575.10 and Borrower shall deposit on each Monthly Payment Date an amount equal to one-twelfth (1/12th) of the Real Property Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Real Property Taxes at least ten (10) days prior to their respective due dates (the “Monthly Tax Deposit”). Amounts deposited pursuant to this Section 4.2 are referred to herein as the “Tax Reserve Funds”. The initial estimated Monthly Tax Deposit shall be $79,893.77. If at any time Lender reasonably determines that the Tax Reserve Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit such amount within three (3) Business Days after its receipt of such notice. All Tax Reserve Funds shall be held by Lender or Servicer in an Eligible Account (the “Tax Reserve Account”).

(b)    Provided no Default has occurred and is continuing, Lender shall apply the Tax Reserve Funds to payments of Real Property Taxes. In making any payment relating to Real Property Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Real Property Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Reserve Funds shall exceed the amounts due for Real Property Taxes, Lender shall, at Borrower’s request and provided no Default is then continuing, return any excess to Borrower or credit such excess against future payments to be made to the Tax Reserve Funds.

4.3.    INTENTIONALLY OMITTED.

4.4. REPLACEMENT RESERVE FUNDS.

(a)    Borrower shall deposit with Lender on the date hereof $0.00 and on each Monthly Payment Date an amount equal to $10,413.00 (the “Monthly Replacement Reserve Deposit”) for the Replacements. Amounts deposited pursuant to this Section 4.4 are referred to herein as the “Replacement Reserve Funds”. Lender may reassess its estimate of the amount necessary for Replacements from time to time (but not more than once per year) and may require Borrower to increase the monthly deposits required pursuant to this Section 4.4 upon thirty (30) days’ notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Property. All Replacement Reserve Funds shall be held by Lender or Servicer in an Eligible Account (the “Replacement Reserve Account”).

(b)    Lender shall disburse Replacement Reserve Funds only for Replacements. Provided no Default has occurred and is continuing, Lender shall disburse Replacement Reserve Funds to Borrower within ten (10) Business Days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), accompanied by the following items (which items shall be in form and substance reasonably satisfactory to Lender): (i) an certificate from an officer of Borrower (A) stating that the items to be funded by the requested disbursement are Replacements, (B) stating that all Replacements at the Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all Applicable Law, (C) identifying each Person that supplied materials or labor in connection with the Replacements to be funded by the requested disbursement, (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement or, if such payment is

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a progress payment, that such payment represents full payment to such Person, less any applicable retention amount, for work completed through the date of the relevant invoice from such Person, (E) stating that the Replacements (or relevant portion thereof) to be funded have not been the subject of a previous disbursement, and (F) stating that all previous disbursements of for Replacements have been used to pay the previously identified Replacements, (ii) as to any completed Replacement, a copy of any license, permit or other approval by any Governmental Authority required, if any, in connection with the Replacement and not previously delivered to Lender, (iii) copies of appropriate lien waivers (or conditional lien waivers) or other evidence of payment satisfactory to Lender, (iv) at Lender’s option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, (v) at Lender’s option, if the cost of any individual Replacement exceeds $150,000 (other than cosmetic or non-structural Replacements), Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the applicable Replacement, and (vi) such other evidence as Lender shall reasonably request to demonstrate that the Replacements to be funded by the requested disbursement have been completed (or completed to the extent of the requested payment) and are paid for or will be paid upon such disbursement to Borrower.

(c)    Nothing in this Section 4.4 shall (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Funds to complete any Replacements; (iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to complete any Replacements.

(d)    Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Replacements. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section.

(e)    In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under Applicable Law in connection with the Replacements. All such policies shall be in form and amount reasonably satisfactory to Lender.

4.5.    IMMEDIATE REPAIR FUNDS.

(a)    Borrower shall perform the repairs at the Property as set forth on Schedule 4.5 hereto (such repairs hereinafter referred to as “Immediate Repairs”) and shall complete each of the Immediate Repairs on or before the respective deadline for each repair as set forth on Schedule 4.5 hereto; provided that, Lender may, in its sole discretion, extend the respective deadlines for performance of such Immediate Repairs by written notice to Borrower. On the Effective Date, Borrower shall deposit with Lender the sum of $201,547 to perform the Immediate Repairs. Amounts deposited pursuant to this Section 5.5 are referred to herein as the “Immediate Repair Funds”. All Immediate Repair Funds shall be held by Lender or Servicer in an Eligible Account (the “Immediate Repair Reserve Account”).

(b)    Provided no Default has occurred and is continuing, Lender shall disburse Immediate Repair Funds to Borrower within ten (10) Business Days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (i) an Officer’s Certificate (A) stating that the Immediate Repairs (or relevant portion thereof) to be funded by the requested disbursement have been

LOAN NO. 27 0122358

completed in a good and workmanlike manner and in accordance with all Applicable Law, (B) identifying each Person that supplied materials or labor in connection with the Immediate Repairs to be funded by the requested disbursement, (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, or if such payment is a progress payment, that such payment represents full payment to such Person, less any applicable retention amount, for work completed through the date of the relevant invoice from such Person, (D) stating that the Immediate Repairs (or relevant portion thereof) to be funded have not been the subject of a previous disbursement, and (E) stating that all previous disbursements of for Immediate Repairs have been used to pay the previously identified Immediate Repairs, (ii) as to any completed Immediate Repair, a copy of any license, permit or other approval by any Governmental Authority required, if any, in connection with the Immediate Repairs and not previously delivered to Lender, (iii) copies of appropriate lien waivers (or conditional lien waivers) or other evidence of payment satisfactory to Lender, (iv) at Lender’s option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances other than those approved by Lender, (v) at Lender’s option, if the cost of the Immediate Repairs exceeds $150,000 (other than cosmetic or non-structural Repairs), Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of such Immediate Repairs, and (vi) such other evidence as Lender shall reasonably request to demonstrate that the Immediate Repairs to be funded by the requested disbursement have been completed (or completed to the extent of the requested payment) and are paid for or will be paid upon such disbursement to Borrower. Upon Borrower’s completion of all Immediate Repairs in accordance with this Section 4.5 and provided no Default has occurred and continuing, Lender shall release any remaining Immediate Repair Funds, if any, to Borrower.

4.6.    THE ACCOUNTS GENERALLY.

(a)    To secure the payment and performance of all of the obligations and liabilities under the Loan Documents, Borrower hereby pledges and assigns to Lender, all of Borrower’s right, title and interest in, and hereby grants to Lender, a security interest in: (i) the Accounts; (ii) all Account Funds and all other cash, instruments, securities, investments and other property from time to time transferred or credited to, contained in or comprising the Accounts; (iii) all statements, certificates, passbooks and instruments representing the Accounts or any of the foregoing; (iv) any and all substitutions or additions of or with respect to any of the foregoing; and (v) any and all proceeds and products of any of the foregoing, whether now owned and existing or hereafter acquired or arising, including, without limitation: (A) interest, principal, dividends and other amounts or distributions received with respect to any of the foregoing; and (B) property received upon the sale, exchange sale or other disposition of any of the foregoing. Each Account constitutes a “deposit account” within the meaning of the Uniform Commercial Code of the State of New York. Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, and that Borrower shall have no right of withdrawal with respect to any Accounts, except that subject to the terms and conditions of the Deposit Account Control Agreement, until the existence of a Cash Trap Period, Borrower shall have the right of withdrawal from the Borrower Account. Lender shall have all rights and remedies with respect to the Accounts as may be granted or permitted by applicable law and in equity and shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents and Other Related Documents. Borrower shall not further pledge, assign or grant any security interest in any of the Accounts, or permit any lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence of a Default and an acceleration of the Loan, Lender may apply all or any part of the Account Funds against the amounts outstanding under the Loan in any order and in any manner as Lender shall elect in Lender’s sole discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the liens and security interests securing

LOAN NO. 27 0122358

the Loan or exercise its other rights under the Loan Documents. The Accounts and Account Funds shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the foregoing Accounts and Account Funds, if any, shall be at a rate established by Lender, which may or may not be the highest rate then available, shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued.

(b)    Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Accounts or permit any lien to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender, as the secured party, to be filed with respect thereto. Lender shall have the right to file a financing statement or statements under the UCC in connection with any of the Accounts and the Account Funds with respect thereto in the form required to properly perfect Lender’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender, to exercise and enforce its rights and remedies hereunder with respect to any Accounts or the Account Funds.

(c)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence and during the continuance of a Default, without notice from Lender: (i) Borrower shall have no rights in respect of the Accounts; and (ii) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Funds as described in this Agreement and in the Security Instrument executed by Borrower, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Security Instrument, may apply the Account Funds as Lender determines in its sole discretion including, but not limited to, payment of the Loan.

(d)    The insufficiency of funds in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents or Other Related Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(e)    Borrower shall indemnify Lender and hold Lender harmless for, from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable actual attorneys’ fees and expenses) arising from or in any way connected with the Accounts, the sums deposited therein or the performance of the obligations for which the Accounts were established, except to the extent arising from the gross negligence or willful misconduct of Lender or its applicable agents or employees.

(f)    Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender for the reasonable fees and expenses of third-party legal counsel to Lender as needed to enforce, protect or preserve the rights and remedies of Lender under this Agreement.

4.7.    DEBT YIELD CONDITION; CASH TRAP PERIOD.

(a)    The Debt Yield shall be determined as of each Determination Date. On or before the date that is sixty (60) days after each Determination Date (with any such date of delivery of the reporting being the “Report Date”), Borrower shall deliver a certificate to Lender (together with such supporting detail and evidence reasonably requested by Lender, including, without limitation, leasing status reports, operating statements and rent rolls) setting forth the Debt Yield as of such immediately preceding Determination

LOAN NO. 27 0122358

Date. If following the testing procedure described in the previous sentence, a Debt Yield Cure has occurred, then the existing Cash Trap Period shall be deemed terminated until such time as a subsequent Debt Yield Failure occurs.

(b)    Each month during the existence of a Cash Trap Period, all Excess Cash Flow for such month, as certified by Borrower in the Cash Sweep Reconciliation for such calendar month, shall be deposited into the Excess Cash Flow Reserve Account to be held as additional collateral for the Loan. During each Cash Trap Period, following the end of each calendar month, a reconciliation (each a “Cash Trap Reconciliation”) of cash flows from the Property for the immediately preceding calendar month period shall be provided to Lender as soon as reasonably practicable and in any event within thirty (30) days after the end of the applicable calendar month, which Cash Sweep Reconciliation shall be in form and detail reasonably satisfactory to Lender. During the continuance of a Cash Trap Period, Borrower shall not make any distributions to its members.

(c)    Upon the occurrence of a Cash Trap Termination Event (or upon indefeasible repayment of the Loan in full), any cash amounts then held in the Excess Cash Flow Reserve Account shall be deposited into such Borrower’s Account as Borrower shall determine by prior notice to Lender in accordance with this Agreement, and Excess Cash Flow shall thereafter be deposited into Borrower’s Account, in accordance with Section 4.1, unless and until the occurrence of any subsequent Default or Debt Yield Failure. For the avoidance of doubt, at all times other than during a Cash Trap Period, the balance of the Excess Cash Flow Reserve Account shall be zero (subject to any minimum or peg balance required by Lender for accounts generally) and all Gross Operating Income shall be deposited in Borrower’s Account in accordance with the terms of this Agreement.

(d)     If at any time during the existence of a Cash Trap Period, Gross Operating Income is insufficient to pay Property operating expenses in amounts consistent with the Annual Budget or otherwise approved by Lender (which approval shall not be unreasonably withheld, conditioned or delayed) and/or debt service on the Loan, then provided a Default does not then exist, at Borrower’s request (which request shall include detailed calculations of Gross Operating Income, Lender-approved Property operating expenses and debt service, invoices and other back-up documentation supporting and specifically identifying any shortfall (an “Operating Shortfall”)) Lender will disburse to Borrower funds from the Excess Cash Flow Reserve Account (to the extent funds are on deposit therein) to cover such Operating Shortfall. Such funds shall only be used to pay such Operating Shortfall and for no other purpose.

(e)    In the event that Borrower delivers any Debt Yield Collateral to Lender in order to effectuate a cure of a Cash Trap Period, then such Debt Yield Collateral shall be held and applied in accordance with this Section. Debt Yield Collateral consisting of cash shall be held by Lender in an account at Lender. Debt Yield Collateral shall constitute additional collateral for Borrower’s obligations under the Loan Documents and any remaining amounts thereof shall be promptly returned to Borrower upon the earlier to occur of the Satisfaction Date and the Property’s satisfaction of the then applicable Debt Yield Condition for two (2) consecutive calendar quarters (without giving effect to the Debt Yield Collateral for purposes of such calculation) so long as no Default exists at such time; provided, that, Lender may (i) make a draw under any Acceptable Letter of Credit in accordance with the terms of Section 12.7 hereof and (ii) apply any Debt Yield Collateral to the Obligations during the existence of a Default.

(f)    Upon the occurrence and during the continuance of a Default, Lender shall have the right, in its sole and absolute discretion, to apply all amounts then on deposit in the Excess Cash Flow Reserve Account to the payment of interest, principal and all other sums payable to Lender pursuant to this Agreement and all of the other Loan Documents.

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ARTICLE 5. INSURANCE

Borrower shall, while any obligation of Borrower or any Guarantor under any of the Loan Documents remains outstanding, maintain at Borrower’s sole expense, with insurers authorized to do business in the state where the Property is located and reasonably approved by Lender, the following policies of insurance in form and substance reasonably satisfactory to Lender:

5.1.    TITLE INSURANCE. The Title Policy, together with any endorsements which Lender may require, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Security Instrument upon the Property, subject only to matters approved by Lender in writing. During the term of the Loan, Borrower shall deliver to Lender, within ten (10) days of Lender’s written request, such other endorsements to the Title Policy as Lender may reasonably require with respect to the Property.

5.2.    PROPERTY INSURANCE. An All Risk/Special Form Completed Value (Non-Reporting Form) Hazard Insurance policy, including, without limitation, theft coverage and rental loss insurance for a twelve (12)-month period, insuring Lender against damage to the Property in an amount not less than one hundred percent (100%) of the full replacement cost of the Property. Such coverage should adequately insure any and all Loan collateral.

5.3.    FLOOD HAZARD INSURANCE. If any part of the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, then a policy of flood insurance in the maximum amount available under NFIP.

5.4.    LIABILITY INSURANCE. A policy of commercial general liability insurance on an occurrence basis, providing single limit coverage in an amount not less than $1,000,000 per occurrence and $2,000,000 general aggregate and $2,000,000 products and completed operations with a minimum umbrella/excess limit of $5,000,000 per occurrence and aggregate, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property and/or in the Improvements. During the period of any construction on the Property, Borrower shall cause its contractors and/or subcontractors to maintain in full force and effect liability insurance in an amount reflective of the size of the project. Lender may require that Lender be named as an additional insured on any such policy. Whether Borrower employs a general contractor or performs as owner-builder, Lender may require that coverage include statutory workers’ compensation insurance.

5.5.    OTHER COVERAGE. Borrower shall provide to Lender evidence of such other reasonable insurance in such reasonable amounts as Lender may from time to time request against such other insurable hazards which at the time are required to be insured against by Lender for property similar to the subject Property located in or around the region in which the subject Property is located, provided, that, Lender agrees that it will not require earthquake or environmental insurance.

5.6.    GENERAL. Borrower shall provide to Lender insurance certificates of insurance outlining coverage amounts, deductibles, limits and retentions as required by Lender and evidence of such other reasonable insurance in such reasonable amounts as Lender may from time to time request against such other insurable hazards which at the time are required to be insured against by Lender for property similar to the subject Property located in or around the region in which the subject Property is located, provided, that, Lender agrees that it will not require earthquake or environmental insurance. All insurance policies shall provide that: (a) Borrower or insurer shall notify Lender at least three (3) days’ prior to any such cancellation due to non-payment of premium; and (b) the policy shall not be cancelable for any other reason, or materially modified (including, without limitation, a reduction in coverage), without written notice being given by the insurer to Lender at least thirty (30) days’ prior to any such cancellation or modification.

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Lender shall be included under a Lender’s Loss Payable Endorsement or a Standard Mortgagee Clause Endorsement (in form acceptable to Lender) on all insurance policies which Borrower actually maintains with respect to the Property, with blanket, as per written agreement endorsements being acceptable to Lender. All insurance policies shall be issued and maintained by insurers authorized to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus of no less than A-:VII or otherwise acceptable to Lender.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date and as of the date of each disbursement of any Loan proceeds or of any other amounts pursuant to the Loan Documents:

6.1.    AUTHORITY/ENFORCEABILITY. Borrower is in compliance with all laws and regulations applicable to its respective organization, existence and transaction of business and has all necessary rights and powers and organizational authority to borrow and own and operate the Property as contemplated by the Loan Documents.

6.2.    BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

6.3.    FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all of the relevant formation and organizational documents of Borrower (and the partners, members, managers or joint venturers of Borrower (if any)), and all Guarantors (and the partners, members, managers or joint venturers of all such Guarantors (if any)). Such documents are: (a) all of the relevant formation and organizational documents of Borrower and Guarantors; (b) remain in full force and effect; and (c) have not been amended or modified since they were delivered to Lender. A complete and accurate organizational chart showing the direct and indirect owners of Borrower, Guarantors and Indemnitors is attached hereto as Schedule 1.

6.4.    NO VIOLATION; FULL FORCE AND EFFECT. Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) to the best of Borrower’s knowledge violate any governmental requirement applicable to the Property or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity by which Borrower or the Property is bound or regulated; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which Borrower is or the Property is bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity. The Note and other Loan Documents are in full force and effect without any defense, counterclaim, right or claim of set-off; all necessary action to authorize the execution and delivery of this Agreement by Borrower has been taken.

6.5.    COMPLIANCE WITH LEGAL REQUIREMENTS; USE. Borrower is familiar with and, to its knowledge, and, except as previously disclosed in writing by Borrower to Lender, is in compliance with all requirements for the development, ownership and operation of the Property and the renovation of the Improvements, including, without limitation, all covenants, conditions or restrictions, and all statutes, laws, rules, regulations ordinances, and other governmental requirements applicable to the Borrower, the Property, the Improvements, or all or any of them. Except as previously disclosed in writing by Borrower to Lender, the Property is a separate legal parcel lawfully created in full compliance with all subdivision laws and ordinances, and is properly zoned for the stated use of the Property as disclosed to Lender at the time of execution hereof.

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6.6.    LITIGATION. Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge, threatened against Borrower or affecting the Property.

6.7.    FINANCIAL CONDITION. All financial statements and financial information delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Property, the Improvements, the partners, joint venturers, managers or members of Borrower, and/or any Guarantors, fairly and accurately represent the financial condition of the subject thereof as of the date thereof in all material respects, and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied (or other principles acceptable to Lender). Notwithstanding the foregoing, the calculation of liabilities shown on any such statements or included in any such information does NOT include any adjustments to the carrying value of such liabilities in order to record such liabilities at fair value pursuant to electing the fair value option under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of any liabilities is the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.

6.8.    NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower, or any Guarantor or any Indemnitor, since the dates of the latest financial statements or information furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements or information.

6.9.    ACCURACY. To Borrower’s knowledge, all reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate and sufficiently complete to give Lender accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.

6.10.    AMERICANS WITH DISABILITIES ACT COMPLIANCE. Except as previously disclosed to Lender in the Property Condition Report, the Improvements are maintained in full and strict compliance with the requirements and regulations of the ADA, as amended from time to time.

6.11.    TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

6.12.    BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan are being used for the personal, family or agricultural purposes whatsoever.

6.13.    PROJECT INFORMATION. (a) The recitals in this Agreement are true and correct; (b) the Property includes adequate on-site parking to comply with applicable legal requirements; (c) the Property currently abuts and has paved access to East Apache Boulevard, which is a completed and dedicated public thoroughfare in both directions; (d) all water, sewer, natural gas (if applicable), electricity, refuse collection and telephone service, and police and fire protection, necessary for operation of the Property are available to the Property; and (e) Borrower has had a full and complete opportunity to review and examine documents and information of any nature that it considers relevant to its acquisition of the Property, and acknowledges that Lender makes no representation of any nature, express or implied, relating to the Property or its condition or suitability for any purpose.

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6.14.    NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations under this Agreement to any other obligation of Borrower.

6.15.    PERMITS; FRANCHISES. Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

6.16.    OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

6.17.    LEASES. The Schedule of Leases attached hereto as Schedule 2 is, as of the date hereof, is materially complete and accurate list of all Leases.

6.18.    SANCTIONS, ANTI-CORRUPTION AND ANTI-MONEY LAUNDERING LAWS.

(a)

Sanctions. Borrower represent and warrants continuously throughout the term of this Agreement that: (i) no member of the Borrowing Group is a Sanctioned Target; (ii) no member of the Borrowing Group is owned or controlled by, or is acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Target; (iii) each member of the Borrowing Group has instituted, maintains and complies with policies, procedures and controls reasonably designed to assure compliance with Sanctions; and (iv) to the best of Borrower’s knowledge, after due care and inquiry, no member of the Borrowing Group is under investigation for an alleged violation of Sanctions by a governmental authority that enforces Sanctions. Borrower shall notify Lender in writing not more than one (1) Business Day after first becoming aware of any breach of this section.

(b)

Anti-Money Laundering and Anti-Corruption Laws. Borrower represent and warrants continuously throughout the term of this Agreement that: (i) each member of the Borrowing Group has instituted, maintains and complies with policies, procedures and controls reasonably designed to assure compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; and (ii) to the best of Borrower’s knowledge, after due care and inquiry, no member of the Borrowing Group is under investigation for an alleged violation of Anti-Money Laundering Laws and Anti-Corruption Laws by a governmental authority that enforces such laws.

The provisions of this Section shall prevail and control over any contrary provisions of this Agreement or any related documents.

6.19.    NO LLC DIVISION OR LP DIVISION. Neither Borrower, Guarantor nor any Person (a) obligated to pay all or any part of any sums that are, or may become, due under the Loan Documents, or (b) who is, or may become, obligated to perform any obligations secured by the Security Instrument, in either case, has created or adopted a Plan of Division, or filed a Certificate of Division, or has otherwise effectuated an LLC Division or LP Division of Borrower, Guarantor or such Person.

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6.20.    GROUND LEASE.

Borrower hereby represents and warrants to Lender the following with respect to the Ground Lease:

(a)    Recording; Modification; Termination. The Ground Lease or a memorandum of the Ground Lease has been duly recorded. The Ground Lease permits the interest of Borrower to be encumbered by the Security Instrument and does not restrict the use of the Property in a manner that would materially adversely affect the security provided by the Security Instrument. There have not been amendments or modifications to the terms of the Ground Lease since its recordation, with the exception of written instruments (or memorandums thereof) which have been recorded. Except as expressly provided otherwise in the Ground Lease, the Ground Lease may not be canceled, terminated, surrendered, modified or amended without the prior written consent of Lender and any such action without such consent shall not be binding on Lender.

(b)    No Liens. Borrower’s interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the Security Instrument other than the Ground Lessor’s related fee interest and the exceptions listed in the Title Policy. There is no Lien, including, without limitation, any mortgage, deed of trust or other security instrument, encumbering the Ground Lessor’s fee interest except as reflected in the Title Policy and except for Liens that the Ground Lessor may subject its fee interest to in the future in accordance with the Ground Lease, and the Ground Lease shall remain prior to any Lien upon the related fee interest that may hereafter be granted except to the extent Borrower is required pursuant to the terms of the Ground Lease to subordinate its interest in the Ground Lease to any Lien placed upon the Ground Lessor’s fee interest.

(c)    Amendments. Provided that Lender has taken all actions required by the Ground Lease to entitle Lender to Mortgagee Protections (as defined in the Ground Lease) and except as otherwise provided in the Ground Lease, the Ground Lease provides that the Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of Lender and that any such action without such consent is not binding on Lender.

(d)    Ground Lease Assignable. Borrower’s interest in the Ground Lease is assignable to Lender without the consent of the Ground Lessor. The Ground Lease is further assignable by Lender, its successors and assigns to a person or entity that satisfies the Qualified Tenant Conditions (as defined in the Ground Lease) or a Leasehold Mortgagee (as defined in the Ground Lease) without the consent of the Ground Lessor. The Ground Lease permits the interest of the lessee thereunder to be encumbered by a leasehold mortgage and, except as otherwise provided in the Ground Lease, contains no restrictions on the identity of a leasehold mortgagee. Provided that Lender has taken all actions required by the Ground Lease to entitle Lender to Mortgagee Protections (as defined in the Ground Lease) and except as otherwise provided in the Ground Lease, all rights of Borrower under the Ground Lease (insofar as they relate to the Ground Lease) may be exercised by or on behalf of Lender upon a Default hereunder.

(e)    Default. As of the date hereof, the Ground Lease is in full force and effect and, to Borrower’s actual knowledge, no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of the Ground Lease.

(f)    Notice. Provided that Lender has taken all actions required by the Ground Lease to entitle Lender to Mortgagee Protections (as defined in the Ground Lease), the Ground Lease requires the Ground Lessor to give notice of any default by Borrower to Lender. Provided that Lender has taken all actions required by the Ground Lease to entitle Lender to Mortgagee Protections (as defined in the Ground Lease), the Ground Lease, further provides that notice of any default or termination given under the Ground Lease is not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the Ground Lease.

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(g)    Cure. Provided that Lender has taken all actions required by the Ground Lease to entitle Lender to Mortgagee Protections (as defined in the Ground Lease), Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the Ground Lease) to cure any default under the Ground Lease, which is curable after the receipt of notice of the default before the Ground Lessor may terminate the Ground Lease. Except as otherwise provided in the Ground Lease, if Lender gains possession of Borrower’s interest under the Ground Lease, including, without limitation, through legal proceedings, the Ground Lessor under the Ground Lease has agreed to waive any default under the Ground Lease that is not, by its nature, subject to cure upon Lender’s succession to possession.

(h)    Term. The Ground Lease has a term which extends not less than thirty (30) years beyond the Maturity Date.

(i)    New Lease. Except as expressly provided for in the Ground Lease, the Ground Lease expressly requires the Ground Lessor to enter into a new lease with Lender (on substantially the same terms as the existing Ground Lease and with the same lien priority as the existing Ground Lease) upon termination of the Ground Lease for any reason, including, without limitation, any termination or rejection of the Ground Lease in a bankruptcy proceeding.

(j)    Insurance Proceeds. Under the terms of the Ground Lease and the Security Instrument, taken together, any related insurance and condemnation proceeds will be applied either to the repair or restoration of all or part of the Property, with Lender having the right, as Proceeds Trustee, to hold and disburse the proceeds as the repair or restoration progresses, or, subject to the terms of the Ground Lease, to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

(k)    Possession. The Ground Lease contains a covenant that the Ground Lessor is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of Borrower in the Property subject to the Ground Lease for any reason, or in any manner.

(l)    No Merger. The Ground Lease provides that there shall be no merger of the leasehold estate created by the Ground Lease with the Ground Lessor’s related fee interest by reason of the fact that the leasehold estate created by the Ground Lease may be directly or indirectly held by or for the account of any Person who shall hold the related fee interest.

(m)    Subleasing. The Ground Lease does not impose any restrictions on subleasing except as expressly set forth in the Ground Lease.

(n)    Estoppel. The Ground Lease requires the Ground Lessor to deliver an estoppel certificate to Lender, its successors and assigns, certifying those matters set forth in Section 20(b) of the Ground Lease.

6.21.    REAFFIRMATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower makes all of the representations and warranties set forth herein and in the other Loan Documents as of the date of this Agreement, the Effective Date, and agrees that all of the representations and warranties set forth herein and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

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ARTICLE 7. REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY STATUS

Borrower hereby represents, warrants and covenants to Lender, with regard to Borrower as follows:

7.1.    LIMITED PURPOSE. The sole purpose to be conducted or promoted by Borrower since its organization is to engage in the following activities: (a) to acquire, own, hold, lease, operate, entitle, develop, manage and maintain the Property; (b) to enter into and perform its obligations under the Loan Documents; (c) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property to the extent permitted under the Loan Documents; and (d) to engage in any lawful act or activity and to exercise any powers permitted to limited partnerships organized under the laws of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

7.2.    LIMITATIONS ON DEBT, ACTIONS. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower, Borrower shall not:

(a)

guarantee any obligation of any person or entity, including any affiliate, or become obligated for the debts of any other person or entity or hold out its credit as being available to pay the obligations of any other person or entity;

(b)	engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section;

(c)	incur, create or assume any indebtedness or liabilities other than:

(i)	the Loan,

(ii)	any Permitted Debt;

(d)

make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any person or entity, except that Borrower may invest in those investments permitted under the Loan Documents;

(e)	to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or Transfer of any of its assets outside the ordinary course of Borrower’s business;

(f)	buy or hold evidence of indebtedness issued by any other person or entity (other than cash or investment-grade securities);

(g)	form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity;

(h)	own any asset or property other than the Property and incidental personal property necessary for the ownership or operation of the Property;

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(i)	take any material action without the unanimous written approval of all partners of Borrower to the extent required under its organizational documents; or

(j)    (i) create or adopt a Plan of Division, or file a Certificate of Division, or otherwise effectuate a LLC Division of any such entity or Person; (ii) be liquidated, terminated, dissolved, or merged or consolidated into another entity (including, in each case, without limitation, pursuant to an LLC Division or LP Division); (iii) be divided into two or more Persons, including, without limitation, becoming a Divided LLC/LP (whether or not the original Person survives such division); (iv) be created, or reorganized into, one or more series pursuant to an LLC Division, an LP Division or otherwise; or (v) fail or cease to be in good standing in the state where the Property is located and/or the state of its incorporation or organization, if different.

7.3.    SEPARATENESS COVENANTS. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any affiliate, Borrower represents and warrants that in the conduct of its operations since its organization it has and shall continue to observe the following covenants (collectively, the “Separateness Provisions”): (a) maintain books and records and bank accounts separate from those of any other person or entity; (b) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (c) comply with all organizational formalities necessary to maintain its separate existence; (d) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (e) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other person or entity except that Borrower’s assets may be included in a consolidated financial statement of its’ affiliate; (f) prepare and file its own tax returns separate from those of any person or entity to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (g) allocate and charge fairly and reasonably any common employee or overhead shared with affiliates; (h) not enter into any transaction with any affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; (i) conduct business in its own name, and use checks bearing its own name; (j) not commingle its assets or funds with those of any other person or entity; (k) not assume, guarantee or pay the debts or obligations of any other person or entity; (l) correct any known misunderstanding as to its separate identity; (m) not permit any affiliate to guarantee or pay its obligations (other than limited guarantees and indemnities pursuant to the Loan Documents); (n) not make loans or advances to any other person or entity; (o) pay its liabilities and expenses from its own funds (to the extent there exists sufficient cash flow from the Property to do so); (p) maintain a sufficient number of employees in light of its contemplated business operation and pay the salaries of its own employees, if any, only from its own funds (to the extent there exists sufficient cash flow from the Property to do so); (q) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Property to do so); and (r) cause the managers, officers, employees, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower.

Failure of Borrower to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of Borrower as a separate legal entity.

7.4.    SPE COVENANTS IN BORROWER ORGANIZATIONAL DOCUMENTS. Borrower covenants and agrees to incorporate the provisions contained in this Section into Borrower’s organizational documents and Borrower agrees not to amend, modify or otherwise change its organizational documents with respect to the provisions of this Article.

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ARTICLE 8. HAZARDOUS MATERIALS

8.1.    SPECIAL REPRESENTATIONS AND WARRANTIES. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby represents and warrants to the best of Borrower’s knowledge as of the date hereof as follows:

(a)    Hazardous Materials. Except as previously disclosed to Lender in that certain Phase I Environmental Site Assessment Report, issued by Targus Environmental, dated November 12, 2021 (the “Environmental Report”), the Property is not and has not been a site for the use, handling, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil or other petroleum products, explosives, asbestos, urea formaldehyde insulation, mold, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “regulated substances,” “solid wastes,” “pollutants” or “contaminates” under any Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”).

(b)    Hazardous Materials Laws. Except as disclosed in the Environmental Report, the Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; each as now and hereafter amended, and the regulations thereunder, and any other applicable local, state and/or federal laws or regulations that govern (i) the existence, investigation, cleanup, remedy or other response to any release of hazardous substances or contamination on or related to the Property; (ii) the protection of human health or the environment from any release of any Hazardous Materials or contamination on or related to the Property; (iii) the generation, treatment, storage or disposal of hazardous wastes; or (iv) the use, handling, generation, transport, treatment, removal or recovery of any Hazardous Materials, including any and all building materials.

(c)    Hazardous Materials Claims. Except as disclosed in the Environmental Report, there are no claims, actions, proceedings or investigations (“Hazardous Materials Claims”) pending or threatened against Borrower, the Property by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to any Hazardous Materials Laws.

8.2.    HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

(a)    No Hazardous Activities. Borrower shall not cause or permit the Property or Improvements to be used as a site for the use, handling, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials in violation of Hazardous Materials Laws.

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(b)    Compliance. Borrower shall comply, and cause the Property, the Improvements and the project tenants to comply, with all Hazardous Materials Laws.

(c)    Notices. Except to the extent previously disclosed in the Environmental Report, Borrower shall immediately notify Lender in writing of any of the following matters: (1) the discovery of any Hazardous Materials on, under or about the Property that are materially different from what has been previously disclosed to Lender; (2) any knowledge by Borrower that the Property, Improvements or any portion thereof do not comply with any Hazardous Materials Laws; (3) any Hazardous Materials Claims; and (4) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that is materially different from what was previously disclosed to Lender and could cause the Property or any part thereof to violate Hazardous Materials Laws.

(d)    Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property, Borrower shall promptly take, or cause the responsible party to promptly take, all remedial action required by any Hazardous Materials Laws, regulatory agency, governing body or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

8.3.    INSPECTION BY LENDER. In the event that Lender has a good faith reason to believe that an environmental hazard that could result in a violation of Environmental Law exists on the Property or a Default exists, upon reasonable prior written notice to Borrower, and subject to the rights of tenants, Lender and its employees and agents (whether before or after the commencement of a non-judicial or judicial foreclosure proceeding) enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials (other than Permitted Substances) into, onto, beneath or from the Property.

8.4.    HAZARDOUS MATERIALS INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FOR, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES (BUT NOT SPECIAL OR PUNITIVE DAMAGES), LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER DOCUMENTED EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH INDEMNITEES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF (A) THE USE, HANDLING, GENERATION, MANUFACTURE, STORAGE, TREATMENT, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, EMISSION, TRANSPORTATION OR PRESENCE OF ANY HAZARDOUS MATERIALS WHICH ARE FOUND IN, ON, UNDER, ABOUT OR MIGRATING FROM THE PROPERTY; (B) ANY VIOLATION OR CLAIM OF VIOLATION OF ANY HAZARDOUS MATERIALS LAWS WITH RESPECT TO THE PROPERTY; (C) ANY INDEMNITY CLAIM BY A THIRD PARTY AGAINST ONE OR MORE INDEMNITEES IN CONNECTION WITH ANY OF THE FOREGOING; OR (D) THE BREACH OF ANY COVENANTS (OR REPRESENTATIONS AND WARRANTIES) OF BORROWER UNDER THIS ARTICLE. SUCH INDEMNITY SHALL INCLUDE, WITHOUT LIMITATION: (i) THE COSTS, WHETHER FORESEEABLE OR UNFORESEEABLE, OF ANY REPAIR, CLEANUP OR DETOXIFICATION OF THE PROPERTY, OR THE REMOVAL OR REMEDIATION OF ANY HAZARDOUS MATERIALS (REGARDLESS OF THE MEDIUM) FROM THE PROPERTY, OR THE TAKING OF ANY EMERGENCY ACTION, WHICH IS REQUIRED BY ANY GOVERNMENTAL ENTITY OR IS OTHERWISE NECESSARY TO RENDER THE PROPERTY IN COMPLIANCE WITH ALL HAZARDOUS MATERIALS LAWS AND REGULATIONS; (ii) ALL OTHER DIRECT OR INDIRECT CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY THIRD PARTY TORT CLAIMS OR GOVERNMENTAL CLAIMS, FINES OR PENALTIES AGAINST ANY AND ALL INDEMNITEES); AND (iii) ALL COURT COSTS AND REASONABLE ATTORNEYS’ FEES AND OTHER DOCUMENTED EXPENSES PAID OR INCURRED BY ANY AND ALL INDEMNITEES. EACH INDEMNITEE SHALL HAVE THE RIGHT AT ANY TIME TO APPEAR IN, AND TO

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PARTICIPATE IN AS A PARTY IF IT SO ELECTS, AND BE REPRESENTED BY COUNSEL OF ITS OWN CHOICE IN, ANY ACTION OR PROCEEDING INITIATED IN CONNECTION WITH ANY HAZARDOUS MATERIALS LAWS THAT AFFECT THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO THE APPLICABLE INDEMNITEES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. NOTWITHSTANDING THE FOREGOING, BORROWER SHALL NOT HAVE ANY INDEMNIFICATION OBLIGATIONS OR LIABILITIES TO LENDER UNDER THIS AGREEMENT WITH RESPECT TO ANY CLAIM, LOSS, DAMAGE, COST, EXPENSE OR LIABILITY ARISING SOLELY OUT OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY THAT WERE (i) NOT PRESENT PRIOR TO THE DATE THAT LENDER OR ITS NOMINEE ACQUIRED TITLE TO THE PROPERTY, WHETHER BY FORECLOSURE, EXERCISE OF POWER OF SALE, ACCEPTANCE OF A DEED-IN-LIEU OF FORECLOSURE, OR OTHERWISE (UNLESS ARISING FROM A CONDITION THAT RESULTED FROM, IS A CONSEQUENCE OF, OR IS OTHERWISE RELATED TO A SUBSTANCE OR OTHER CONDITION WHICH EXISTED ON OR UNDER THE PROPERTY PRIOR TO SUCH ACQUISITION OF THE PROPERTY BY AN INDEMNITEE) OR (ii) TO THE EXTENT DUE TO LENDER’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

8.5.    LEGAL EFFECT. The term of the indemnity provided for herein shall commence on the Effective Date. Without in any way limiting the above, it is expressly understood that Borrower’s duty to indemnify the Indemnitees hereunder shall survive: (1) any judicial or non-judicial foreclosure under the Security Instrument, or Transfer of the Property in lieu thereof; (2) the cancellation of the Note and the release, satisfaction or reconveyance, or partial release, satisfaction or reconveyance of the Security Instrument; and (3) the Satisfaction Date.

ARTICLE 9. COVENANTS OF BORROWER

9.1.    EXPENSES. Borrower shall pay Lender, within five (5) Business Days of Borrower’s receipt of written notice, all costs and expenses incurred by Lender in connection with: (a) preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents, Other Related Documents and any other documents required by Lender (including in connection with any extension of the Maturity Date); and (c) the enforcement or satisfaction by Lender of any of Borrower’s or Guarantor’s obligations under this Agreement, the Guaranty, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, recording taxes, recording fees, filing fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Lender of any title insurance premiums, title surveys, mortgage registration taxes (if applicable), release, reconveyance, satisfaction and notary fees. Borrower recognizes and agrees that formal written appraisals of the Property by a licensed independent appraiser may be required by Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option, require inspection of the Property at least semi-annually (during normal business hours and subject to the rights of tenants), provided, that, Borrower shall not be obligated to pay for more than one (1) appraisal in any twelve (12)-month period so long as there is no continuing Default or such appraisal is required by laws or regulations. If any of the services described above are provided by an employee of Lender or its affiliates, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services.

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9.2.    ERISA COMPLIANCE. Borrower shall at all times comply with the applicable provisions of the Employment Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated and controlling case law thereunder (“ERISA”), with respect to any retirement or other employee benefit plan to which it is a party as employer, and promptly after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

9.3.    LEASING.

(a)	Borrower shall use commercially reasonable efforts to maintain all leasable space in the Property leased at no less than fair market rental rates.

(b)	Without limiting the foregoing, Borrower shall have the right to enter into, or modify, any Residential Lease provided that all the following requirements are satisfied:

(i)	The Residential Lease shall be prepared on the Borrower’s standard form of residential lease agreement, which has been approved by Lender;

(ii)	The Residential Lease shall be to a tenant who agrees to occupy its premises for residential purposes and not as a master lease primarily for the subletting of space to others;

(iii)	The Residential Lease shall be subordinate to the Loan and the Security Instrument and the tenant shall agree attorn to Lender and any purchaser at a foreclosure sale;

(iv)

No purchase option, master lease options, or rights of first refusal for the sale of the Property shall be permitted without Lender’s prior written approval, which may be withheld in its sole and absolute discretion;

(v)

The Residential Lease shall provide for rental rates and other terms and conditions comparable to existing local market rates and terms and be an arms-length transaction with a bona fide, independent third party tenant who is not an Affiliate of Borrower or Guarantor; and

(vi)

At all times, at least ninety-five percent (95%) of the Residential Leases (1) shall have an initial term of at least twelve (12) months and (2) must either be secured by a parental guaranty or entered into with a tenant whose annual income is at least three hundred percent (300%) of the annual rent payable under the applicable Residential Lease, and Borrower shall not be permitted to enter into a Residential Lease unless clauses (1) and (2) are both satisfied after giving effect to the execution of such Residential Lease.

(c)

All Retail Leases and all renewals of Retail Leases and all modifications of Retail Leases executed after the date hereof shall: (i) provide that such Retail Lease is subordinate to the Security Instrument and that the tenant will attorn to Lender and any purchaser at a foreclosure sale (to the extent not already provided for in the Retail Lease); (ii) not be to an Affiliate of Borrower or any Guarantor; (iii) not contain any option or right of first refusal to purchase, (iv) provide for rental rates and other terms and conditions comparable to existing local market rates and terms as determined by Borrower in its commercially

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reasonable discretion and be an arms-length transaction and (v) the Retail Lease shall be prepared on the Borrower’s standard form of retail lease agreement with market negotiated changes as are required in Borrower’s commercially reasonable discretion. Borrower may enter into, amend, restate or modify any Retail Lease, provided the conditions set forth in clauses (i) through (v) of the prior sentence are satisfied, after giving effect to such amendment, restatement or modification. Borrower may accept a surrender of, or terminate, any Retail Lease where there is a bona fide default by the tenant thereunder in the payment of base rent or such tenant is otherwise in material default.

(d)

Any Lease that does not conform to the applicable standards set forth in this Section 9.3 shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

(e)

Borrower shall: (i) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) subject to applicable laws, enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) not collect any of the rents more than one (1) month in advance (other than security deposits) (provided that up to 10% of the Residential Leases may have rents prepaid for more than one (1) month in advance); (iv) not permit the execution of any assignment of lessor’s interest in the Leases or the rents (except as contemplated by the Loan Documents); and (v) upon Borrower obtaining knowledge thereof, give Lender prompt written notice of any material default after notice and the expiration of cure periods by landlord or tenant under any Retail Lease.

(f)	Any action taken or attempted in violation of the provisions of this Section 9.3 shall, to the extent not prohibited by applicable law, be null and void.

(g)

Upon request by Lender, but no more often than once per calendar year (unless a Default then exists), Borrower shall use commercially reasonable efforts to deliver to Lender and to any party designated by Lender, estoppel certificates and subordination, nondisturbance and attornment agreements (each, an “SNDA”) relating to the Approved Retail Leases executed by the tenant under such Approved Lease, in form and substance reasonably acceptable to Lender. Lender may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of the Security Instrument to any Lease, without joinder or consent of, or notice to, Borrower, any tenant or any other Person. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating the Security Instrument to any Lease.

(h)

Upon request by a tenant, Lender shall deliver to such tenant, a subordination, nondisturbance and attornment agreement relating to the Approved Retail Lease executed by Borrower and such tenant after the date hereof, in form and substance reasonably acceptable to Lender.

(i)

With respect to any Lease or an amendment to a Lease that requires the approval of Lender as provided herein, Borrower shall submit the Lease Materials for such proposed Lease to Lender (in writing with its request for the approval of the Lease by Lender) and Lender shall respond to Borrower with its/their approval or disapproval, as the case may be, of the Lease within ten (10) Business Days of Lender’s receipt of such Lease Materials, provided

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that the notice sent by Borrower to Lender shall include the following statement set forth in all capital letters: “NOTE: LENDER’S REPLY TO BORROWER’S REQUEST FOR APPROVAL OF THE ENCLOSED LEASE MATERIALS IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THIS REQUEST, AND LENDER’S FAILURE TO RESPOND WITHIN SUCH TEN (10) BUSINESS DAY PERIOD SHALL BE DEEMED AN APPROVAL OF THE ENCLOSED LEASE.” If the request from Borrower contains the foregoing language and the required Lease Materials and Lender fail(s) to respond in writing (which may be by email) with Lender’s approval or disapproval on or before the tenth (10th) Business Day of Lender’s receipt of such written notice and Lease Materials, such failure shall be deemed to be an approval of such proposed Lease by Lender. Notwithstanding anything to the contrary herein, if a Default exists, there shall be no deemed consent under this subsection (b).

9.4.    INCOME TO BE APPLIED TO DEBT SERVICE. Borrower shall apply all Gross Operating Income (if any) from the Property first to the payment of Permitted Operating Expenses, and the payment of accrued interest on the Loan prior to making any distributions of operating cash flow to the members of Borrower.

9.5.    OWNERSHIP INTEREST IN BORROWER. Other than Permitted Transfers, Borrower shall not permit the holder of any direct or indirect ownership interest in Borrower to suffer or permit any Lien on any such direct or indirect ownership interest.

9.6.    TRANSFERS AND FURTHER ENCUMBRANCE. Borrower shall not permit any Lien on the Property or any part thereof other than liens created pursuant to the Loan Documents. Additionally, except for Permitted Transfers (as defined herein), Borrower shall not permit the Property or any material part thereof or any direct or indirect, legal or beneficial interest therein or in the Borrower to be Transferred (including, without limitation, through sale or transfer of a majority or controlling interest of the corporate stock or partnership interests or membership interests of Borrower to any other person, including any other member or partner), without the prior written consent of Lender

For purposes hereof, “Permitted Transfer” means any of the following Transfers:

(i) leasing of space within the Property, so long as Borrower complies with the provisions of the Loan Documents relating to such leasing activity;

(ii) a Transfer for bona fide estate planning purposes by any natural person who is a direct or indirect member, partner or shareholder of Borrower to a family trust or partnership having such natural person as the controlling party of such trust;

(iii) a Transfer by devise or descent or by operation of law upon the death of a natural person who is a direct or indirect member, partner or shareholder of Borrower;

(iv) Transfers of damaged, worn out or obsolete personal property that are promptly replaced with property of equivalent value and functionality if reasonably necessary or which is no longer necessary in connection with the operation of any Property;

(v) any involuntary Transfer of personal property resulting from theft by a third party which has been reported to the police (e.g., pool supplies, pool chairs) that is promptly replaced with property of equivalent value and functionality;

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(vi) any Transfer of personal property that is nominal or immaterial in the ordinary course of Borrower’s business (e.g., distribution of leasing brochures);

(viii) Permitted Encumbrances;

(ix) any Condemnation;

(x) any Transfer, in one or a series of transactions, of the direct or indirect stock, partnership interests or membership interests, as applicable, in Borrower, or any Person having a direct or indirect legal or beneficial ownership or economic interest in Borrower, including any such Transfer between any entity owned and controlled by Invesco Real Estate Income Trust, Inc., a Maryland corporation and ASI LP 1, LLC, a Delaware limited liability company and/or ASI GP 1, LLC, a Delaware limited liability company, so long as, at all times during the term of the Loan, the following conditions shall be satisfied immediately following any such Transfer:

(A)    Guarantor (i) owns, directly or indirectly, at least fifty-one percent (51%) of the voting and beneficial ownership interests in Borrower, (ii) maintains Control of Borrower, and (iii) has as its investment advisor Invesco Advisers, Inc., a Delaware corporation, or a Qualified Replacement Advisor;

(B)    the proposed transferee is not a Person having a Prior Negative Relationship;

(C)    in the case of any Transfer where, following such Transfer, the transferee will own twenty-five percent (25%) (if such transferee is a U.S. Person) or ten percent (10%) (if such transferee is a non-U.S. Person) (or such lesser percentage then required pursuant to applicable law or Lender’s internal compliance requirements) or more of the direct or indirect equity interests in Borrower or Guarantor, unless such transferee already owned twenty- five percent (25%) (if such transferee is a U.S. Person) or ten percent (10%) (if such transferee is a non-U.S. Person) (or such lesser percentage then required pursuant to applicable law or Lender’s internal compliance requirements) or more of the direct or indirect equity interests in Borrower immediately prior to such Transfer, Borrower shall provide to Lender all KYC compliance information with respect to such transferee and shall otherwise confirm.

(D)    Borrower shall pay or reimburse Lender for all costs and expenses incurred by Lender, including, without limitation, attorneys’ fees and expenses, incurred in connection with Lender’s review and approval of any matter relating to any such Transfer;

(E)    no Default shall exist and be continuing after giving effect to such Transfer,

(F)    Such Transfer is permitted under the Ground Lease;

(G)    upon request from Lender, Borrower shall promptly provide Lender with a revised version of the organizational chart of the Borrower reflecting any Permitted Transfer consummated in accordance with the terms hereof, if such Permitted Transfer resulted in a change to such organizational chart; and

(H)    In all cases above, Borrower and any such transferee will remain in compliance with Section 6.18 of this Agreement following such Transfer.

(xi) the public issuance and//or sale of stock in Guarantor, subject to satisfaction of the terms and conditions of subsection (x)(C) above.

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9.7.    MERGER, CONSOLIDATION AND TRANSFER OF ASSETS. Without limiting Borrower’s obligations under that certain Article hereof entitled Representations, Warranties and Covenants Regarding Special Purpose Entity Status, Borrower shall not: (a) merge or consolidate with any other entity; (b) make any change in the nature of Borrower’s business or structure; (c) make or permit to be made any change to Borrower’s certificate of formation, operating agreement, or other similar organizational documents that is likely to have an adverse effect on Borrower’s ability to own and operate the Property or perform its obligations under the Loan Documents; (d) acquire all or substantially all of the assets of any other entity; or (e) Transfer or otherwise dispose of a material part of Borrower’s assets, except in the ordinary course of Borrower’s business and in accordance with this Agreement.

9.8.    CHANGE IN STRUCTURE OR MANAGEMENT OR ORGANIZATIONAL DOCUMENTS. Borrower and its partners that are entities, if any, shall (a) preserve their existence, and not make any material change in the nature or manner of their respective business activities, and (b) maintain executive personnel and management at a level of experience and ability equivalent to present executive personnel and management.

9.9.    ADDITIONAL DEBT AND SEPARATE GUARANTY. Without the prior written consent of Lender, Borrower shall not:

(a)    incur, create or assume any indebtedness or liabilities, other than:

(i)    the Loan; or

(ii)    any Permitted Debt.

(b)    directly or indirectly guaranty the obligations of any other person or entity, or become obligated for the debts of any other person or entity, or hold out its credit as being available to pay the obligations of any other person or entity.

No debt other than the Loan or any Swap Agreement between Borrower and Lender may be secured by the Property or any direct or indirect interest in Borrower, whether senior, subordinate or pari passu.

9.10.    EXISTENCE. Borrower shall: (a) preserve and maintain its existence and all of its rights, privileges and franchises, and shall maintain all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others; (b) conduct its business in an orderly, efficient, and regular manner; and (c) comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

9.11.    TAXES AND OTHER LIABILITIES. Borrower shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, owed by or relating to Borrower and Borrower’s properties (including federal and state income taxes), except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Lender for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

9.12.    NOTICE. Borrower shall promptly give notice in writing to Lender of: (a) any litigation pending or threatened against Borrower or its general partners; (b) the occurrence of any breach or default (after

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expiration of any notice and cure periods) in the payment or performance of any obligation owing by Borrower to any person or entity, other than Lender; (c) any change in the name of Borrower, and in the case of a Borrower which is an organization, any change in its identity or organizational structure except for Permitted Transfers; (d) any uninsured or partially uninsured loss through fire, theft, liability damage; or (e) any termination or cancellation of any insurance policy which Borrower is required herein to maintain.

9.13.    INSURANCE. Borrower shall maintain and keep in force insurance of the types and in amounts required under Article 6.

9.14.    FACILITIES. Borrower shall keep all Borrower’s properties useful or necessary to Borrower’s business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower’s properties shall be fully and efficiently preserved and maintained.

9.15.    MANAGEMENT OF PROPERTY. Without the prior written reasonable consent of Lender, Borrower shall not enter into any agreement providing for the management, leasing or operation of the Property, provided, that Lender hereby approves Propco AP JV, LLC, a Delaware limited liability company (“Property Manager”), as the property manager for the Property (subject to execution of a property manager’s consent in form and substance reasonably acceptable to Lender).

9.16.    Intentionally Deleted.

9.17.    [Intentionally Deleted].

9.18.    SUBDIVISION MAPS. Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (“Subdivision Map”), Borrower shall submit such Subdivision Map to Lender for Lender’s review and approval, which approval shall not be unreasonably withheld. Within ten (10) Business Days after Lender’s receipt of such Subdivision Map, Lender shall provide Borrower written notice if Lender disapproves of said Subdivision Map. Lender shall be deemed to have approved the Subdivision Map if such notice is not provided to Borrower within the foregoing ten (10) Business Day period, provided that Borrower’s request for Lender’s approval refers to this deemed approval provision. Within five (5) Business Days after Lender’s request, Borrower shall execute, acknowledge and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Security Instrument recorded in connection with such amendments, Borrower shall deliver to Lender, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Lender insuring the continued first priority lien of the Security Instrument. Subject to the execution and delivery by Borrower of any documents required under this Section, Lender shall, if required by applicable law, sign any Subdivision Map approved, or deemed to be approved, by Lender pursuant to this Section.

9.19.    FURTHER ASSURANCES. Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall, and shall cause any person or entity affiliated with Borrower to, execute, acknowledge and deliver any other instruments, including replacement promissory notes, guaranties or other loan documents, and perform any other acts necessary, desirable or proper, as determined by Lender, to correct clerical errors or omissions in any loan closing documentation, to replace any lost or destroyed loan closing documentation, or to carry out the purposes of this Agreement and the other Loan Documents, provided that same do not increase the obligations of Borrower or decrease the rights of Borrower under the Loan Documents, other than to a de minimis extent. This obligation shall survive any foreclosure or deed in lieu of foreclosure of the Property.

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9.20.    ASSIGNMENT. Without the prior written consent of Lender, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lender would not make this Loan except in reliance on Borrower’s expertise, reputation, prior experience in owning and operating real property, Lender’s knowledge of Borrower, and Lender’s understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.

9.21.    SWAP AGREEMENTS. If Borrower enters into any Swap Agreement with Lender, Borrower shall, upon receipt from Lender, execute promptly all documents evidencing such transaction. If at any time Borrower enters into a Swap Agreement in connection with the Loan, then Borrower shall assign its rights to payment under such Swap Agreement to Lender as additional security for the Loan pursuant to a collateral assignment of interest rate protection agreement in form and content reasonably acceptable to Lender.

9.22.    ASSESSMENTS AND IMPROVEMENT DISTRICTS. Without Lender’s prior written consent, Borrower shall not cause or suffer to become effective or otherwise consent to the formation of any assessment district, improvement district, community facilities district, special district, special improvement district, governmental district or other similar district (any of the foregoing hereinafter referred to as a “District”); nor shall Borrower cause or otherwise consent to the levying of special taxes or assessments against the Property and Improvements by any such District. Borrower shall immediately give notice to Lender of any notification or written advice that Borrower may receive from any municipality or other third party of any intent or proposal to include the Property and Improvements in any District or to levy any such special taxes or assessments. Lender shall have the right to file a written objection to the inclusion of all or any part of the Property and Improvements in any District, or to the levy of any such special taxes or assessments, either in its own name or in the name of Borrower, and to appear at, and participate in, any hearing with respect to the formation of any such District or the levy or such special taxes or assessments.

9.23.    ZONING; USE. Borrower shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and prior written consent from, Lender. Furthermore, Borrower shall not allow changes in the stated use of the Property from that disclosed to Lender at the time of execution hereof without prior notice to, and prior written consent from, Lender.

9.24.    ADA COMPLIANCE. At Lender’s written request from time to time, Borrower shall provide Lender with written evidence of compliance with the ADA satisfactory to Lender. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.

9.25.    COMPLIANCE WITH LEGAL REQUIREMENTS. Borrower shall comply with all requirements for the ownership and operation of the Property and the Improvements, including, without limitation, all covenants, conditions or restrictions, and all statutes, laws, rules, regulations ordinances, and other governmental requirements applicable to the Borrower, the Property, the Improvements, or all or any of them.

9.26.    USE OF PROCEEDS.

(a)    Sanctions. Borrower shall not use, and shall ensure that each member of the Borrowing Group, shall not use, the proceeds of the Loan, directly or indirectly, to fund, finance or facilitate any activities, business or transactions: (a) that are prohibited by Sanctions; (b) that would be prohibited by U.S. Sanctions if conducted by a U.S. Person; or (c) that would be prohibited by Sanctions if conducted by Lender, or any other party hereto. Borrower shall notify Lender in writing not more than one (1) Business Day after first becoming aware of any breach of this section.

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(b)    Anti-Money Laundering/Anti-Corruption Laws. Borrower shall not use, and shall ensure that each member of the Borrowing Group, shall not use, the proceeds of the Loan, directly or indirectly, to fund, finance or facilitate any activities, business or transactions that would be prohibited by Anti-Money Laundering Laws or Anti-Corruption Laws.

9.27.    INTENTIONALLY OMITTED.

9.28.    COMPLIANCE. Borrower shall, and Borrower shall ensure that each member of the Borrowing Group shall, comply with Sanctions, Anti-Money Laundering :Laws and Anti-Corruption Laws.

9.29.    SOURCE OF REPAYMENT AND COLLATERAL. Borrower shall not fund any repayment of the Loan with proceeds, or provide as collateral any property, that is, directly or indirectly, derived from any transaction or activity that is prohibited by Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws, or that could otherwise cause the Lender or any other party to this Agreement to be in violation of Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws.

9.30.    NO LLC DIVISION OR LP DIVISION. Borrower, Guarantor or any Person (a) obligated to pay all or any part of any sums that are, or may become, due under the Loan Documents, or (b) who is, or may become, obligated to perform any obligations secured by the Security Instrument, in either case, shall not: (i) create or adopt a Plan of Division, or file a Certificate of Division, or otherwise effectuate an LLC Division or LP Division of any such entity or Person; (ii) be liquidated, terminated, dissolved, or merged or consolidated into another entity (including, in each case, without limitation, pursuant to an LLC Division or LP Division); (iii) be divided into two or more Persons, including, without limitation, becoming a Divided LLC (whether or not the original Person survives such division); (iv) be created, or reorganized into, one or more series pursuant to an LLC Division, an LP Division or otherwise; or (v) fail or cease to be in good standing in (a) with respect to the Borrower, the state where the Property is located and/or the state of its incorporation or organization, if different, or (b) with respect to Borrower, Guarantor or such other Person, any other jurisdiction in which Borrower, Guarantor or such Person is required to be registered and remain in good standing under applicable law.

9.31.    GROUND LEASE.

(a)    Borrower shall (i) pay all rents, additional rents and other sums required to be paid by Borrower, as tenant under and pursuant to the provisions of the Ground Lease, (ii) diligently perform and observe all of the terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed and observed, (iii) promptly notify Lender of the giving of any written notice by the Ground Lessor to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed, and deliver to Lender a true copy of each such notice within five (5) Business Days of receipt, and (iv) promptly notify Lender of any bankruptcy, reorganization or insolvency of the Ground Lessor or of any notice thereof, and deliver to Lender a true copy of such notice within five (5) Business Days of Borrower’s receipt.

(b)    Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend the Ground Lease, either orally or in writing. Borrower hereby assigns to Lender, as further security for the payment and performance of the obligations and for the performance and observance of the terms, covenants and conditions of the Security Instrument, this Agreement and the other Loan Documents,

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all of the rights, privileges and prerogatives of Borrower, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease in any respect, and any such surrender of the leasehold estate created by the Ground Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease in any respect without the prior consent of Lender shall be void and of no force and effect.

(c)    If Borrower shall default in the performance or observance of any term, covenant or condition of the Ground Lease on the part of Borrower, as tenant thereunder, and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, then, without limiting the generality of the other provisions of the Security Instrument, this Agreement and the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Ground Lease on the part of Borrower to be performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Ground Lease shall be kept unimpaired and free from default. If the Ground Lessor shall deliver to Lender a copy of any notice of default under the Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall exercise each individual option, if any, to extend or renew the term of the Ground Lease upon demand by Lender made at any time within one (1) year prior to the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Borrower will not subordinate or consent to the subordination of the Ground Lease to any mortgage, security deed, lease or other interest on or in the landlord’s interest in all or any part of the Property, unless, in each such case, the written consent of Lender shall have been first had and obtained.

(d)    Notwithstanding anything contained in the Ground Lease to the contrary, Borrower shall not further sublet any portion of the Property (other than as permitted pursuant to Section 9.3 hereof) without prior written consent of Lender. Each such sublease hereafter made shall provide that (i) in the event of the termination of the Ground Lease, upon Ground Lessor’s election, the sublease shall not terminate or be terminable by the lessee thereunder; (ii) in the event of any action for the foreclosure of the Security Instrument, the sublease shall not terminate or be terminable by the lessee thereunder by reason of the termination of the Ground Lease unless such lessee is specifically named and joined in any such action and unless a judgment is obtained therein against such lessee; and (iii) in the event that the Ground Lease is terminated as aforesaid, the lessee under the sublease shall attorn to the lessor under the Ground Lease or to the purchaser at the sale of the Property on such foreclosure, as the case may be. In the event that any portion of the Property shall be sublet pursuant to the terms of this subsection, such sublease shall be deemed to be included in the Property.

9.32.    BORROWER’S ACCOUNT. Borrower shall not establish or maintain any account other than the Borrower’s Account.

ARTICLE 10. FINANCIAL COVENANTS

10.1.    FINANCIAL CONDITION OF GUARANTOR. Borrower shall cause Guarantor to satisfy the Guarantor Financial Covenants.

10.2.    CHANGE IN GAAP. Should any Loan Party be using GAAP with regard to reporting of its financial condition, then if at any time any change in GAAP would affect the computation of any covenant (including the computation of any financial covenant), Borrower and Lender shall negotiate (or cause to be

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negotiated) in good faith to amend such covenant to preserve its original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of GAAP prior to such change and (ii) Borrower shall provide (or shall cause to be provided) to Lender a written reconciliation in form and substance reasonably satisfactory to Lender, between calculations of such covenant made before and after giving effect to such change in GAAP.

ARTICLE 11. FINANCIAL STATEMENTS

11.1.    BORROWER FINANCIAL STATEMENTS.1

(a)    Borrower shall deliver to Lender no later than ninety (90) days after Borrower’s fiscal year end, (I) current financial statements for Borrower (including, without limitation, an income and expense statement and balance sheet), and (ii) a twelve (12) month proforma operating budget.

(b)    Borrower shall deliver to Lender, within thirty (30) days after the end of each calendar quarter, a current Rent Roll and operating statement for the Property, as of the end of such calendar quarter, and other financial information (if prepared) regarding the Borrower reasonably requested by Lender.

(c)    Within thirty (30) days after the end of each quarter, Borrower shall deliver to Lender its most recent monthly marketing and leasing status reports for the Property in form and substance reasonably acceptable to Lender.

(d)    If audited financial information is prepared for Borrower or Guarantor, Borrower shall deliver to Lender copies of that information within thirty (30) days of its final preparation. Except as otherwise agreed to or previously approved by Lender, all such financial information shall be prepared in accordance with generally accepted accounting principles consistently applied.

11.2.    OTHER FINANCIAL INFORMATION. Within thirty (30) days of Lender’s request, Borrower shall cause to be delivered to Lender (a) its most recent quarterly financial statement (including, without limitation, an income and expense statement and balance sheet) and such other most recent quarterly and other financial information as reasonably requested by Lender regarding Borrower and (b) such other financial information as reasonably requested by Lender regarding Guarantor.

11.3.    TAX RETURNS. At Lender’s request, Borrower shall deliver to Lender within fifteen days of filing or on October 31st of each year, whichever is earlier complete copies of any and all federal and state tax returns for Borrower, together with all schedules thereto, including, without limitation, K-1 statements for all Partnerships and Sub Chapter S Corporations, each of which shall be signed an certified by an authorized officer of Borrower to be true and complete copies of such returns. In the event an extension is filed, Borrower shall deliver to Lender a copy of the extension within thirty (30) days from filing.

11.4.    BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records for the Property and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.

11.5.    [Intentionally Deleted].

11.6.    [Intentionally Deleted].

[1]	Bank to confirm

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11.7.    ANNUAL BUDGET. Upon Lender’s request, Borrower shall deliver to Lender within thirty (30) days after the end of each fiscal year, an Annual Budget adopted by Borrower for the applicable year, including a Capital Expenditures budget for the Property, signed and dated by Borrower.

11.8.    [Intentionally Deleted].

11.9.    [Intentionally Deleted].

11.10.    [Intentionally Deleted].

11.11.    FORM; WARRANTY. Borrower agrees that all financial statements to be delivered to Lender pursuant to this Article shall: (a) be complete and correct in all material respects; (b) present fairly the financial condition of the party in all material respects; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with sound accounting principles, consistently applied. Notwithstanding the foregoing, the calculation of liabilities shown on any such statements shall NOT include any adjustments to the carrying value of such liabilities in order to record such liabilities at fair value pursuant to electing the fair value option under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of such liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports. By Borrower’s execution of this Agreement, Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no change in financial condition which would have a material adverse change, nor have any assets or properties been Transferred since the date of such financial statement, except as disclosed by Borrower in writing delivered to Lender. Borrower agrees that all rent rolls and other information to be delivered to Lender pursuant to this Article shall not contain any misrepresentation or omission of a material fact.

ARTICLE 12. DEFAULTS AND REMEDIES

12.1.    DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)    Monetary. Borrower’s failure to pay when due any sums payable under the Note or any of the other Loan Documents as and when required under this Agreement, provided that, as to amounts other than principal, such failure shall continue for five (5) days (provided, however, on two occasions only during the term of the Loan, Lender will provide notice to Borrower of such non-payment and Borrower shall have a period of five (5) days after the giving of such notice to make such payment and if Borrower fails to thereafter make such payment, such failure shall constitute a Default, provided further, the foregoing shall not apply to principal amounts or interest owing at the Maturity Date or acceleration); or

(b)    Performance of Obligations. Borrower shall fail to perform or observe any obligation or covenant (other than those obligations and covenants otherwise described in this Section 12.1) under this Agreement or any other Loan Document within thirty (30) days after receipt of written notices that such obligation was not performed; provided, if such matter cannot be reasonably cured within such thirty (30)-day period and Borrower has been diligently pursuing such cure, then Borrower will have up to an additional thirty (30) days to complete such cure. Notwithstanding the cure periods described above in this subparagraph (b), if a different notice or cure period is specified under any Loan Document or under any provision of the Loan Documents as to any such failure or breach, the specific Loan Document or provision shall control, and Borrower shall have no more time to cure the failure or breach than is allowed under the specific Loan Document or provision as to such failure or breach; or

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(c)    Use. (i) The use, sale or leasing of any of the Improvements in accordance with the Loan Documents is prohibited, enjoined or delayed for a continuous period of more than thirty (30) days except to the extent resulting from a casualty or force majeure event to the extent Borrower continues to use commercially reasonable efforts to remedy the situation; or (ii) utilities or other public services necessary for the full occupancy and utilization of the Property are curtailed for a continuous period of more than thirty (30) days except to the extent resulting from a casualty or force majeure event to the extent Borrower continues to use commercially reasonable efforts to remedy the situation; or

(d)    Attachment; Liens. (i) The seizure or appropriation of, with respect to any material portion of the Property; (ii) the sequestration or attachment of, or any levy or execution upon any of the Property, any other collateral provided by Borrower or any other party under any of the Loan Documents, any monies in any Accounts or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affect thereby; or (iii) the recording of any claim of lien against the Property or the service upon Lender of a withhold payment notice or bonded stop payment notice and the continuance of such claim of lien for thirty (30) days after such recording or service or ten (10) business days after Lender’s demand, whichever occurs first, without discharge, satisfaction or provision for payment being made by Borrower in a manner satisfactory to Lender; or

(e)    Representations and Warranties. The failure of any representation or warranty of Borrower in any of the Loan Documents or the Guarantor in the Guaranty or the Indemnitor in the Indemnity at the time such representation or warranty was made (or remade) and, except as otherwise provided in this Article, the continuation of such failure for more than ten (10) days after written notice to Borrower from Lender requesting that Borrower cure such failure; or

(f)    Bankruptcy; Insolvency; Dissolution. (i) The filing by Borrower, any Guarantor, or any general partner of Borrower, of a petition for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing against Borrower, any Guarantor, or any general partner of Borrower, of an involuntary proceeding under the Bankruptcy Code or other debtor relief law and the failure of Borrower to effect a full dismissal of such proceeding within thirty (30) days after the date of filing such proceeding; (iii) a general assignment by Borrower, any Guarantor, or any general partner of Borrower for the benefit of creditors; or (iv) Borrower, any partner, manager or member of Borrower, or any Guarantor, applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

(g)    Death or Incapacity. The death or incapacity of any Guarantor, and Borrower’s failure to provide a Replacement Guarantor which satisfies the terms and conditions of Section 9.7(a)(iii)(A) (or obtain a re-affirmation by Guarantor’s estate of its obligations under the Guaranty) within sixty (60) days after the occurrence of any such retirement, death, incapacity or withdrawal; or

(h)    Change In Management or Control. Except with respect to any Permitted Transfer, the occurrence of any material management or organizational change in Borrower or Guarantor or in the partners, joint venturers, managers or members of Borrower or Guarantor, including, without limitation, any partnership, joint venture, manager or member dispute which Lender determines, in its sole and absolute discretion, shall have a material adverse effect on the Loan, the Property, or the ability of Borrower, Guarantor, Borrower’s or Guarantor’s respective partners, venturers, managers or members to perform their obligations under the Loan Documents; or

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(i)    Transfer of Assets. The Transfer of the direct or indirect, legal or beneficial interest in any assets of Borrower or any interest therein in violation of this Agreement or of all or a substantial portion of the assets of Guarantor, other than by Guarantor for equivalent value in its ordinary course of business; or

(j)    Dissolution; Distribution of Trust. If any Guarantor is a trust, the dissolution or revocation of the trust or the distribution of all or substantially all of the assets of the trust; or

(k)    [Intentionally Deleted].

(l)    [Intentionally Deleted].

(m)    Loss of Priority. The failure at any time of the Security Instrument to be a valid lien upon the Property, Improvements or any portion thereof (other than as a result of any release or reconveyance of the Security Instrument with respect to all or any portion of the Property and Improvements pursuant to the terms and conditions of this Agreement) prior and superior to all other liens and encumbrances thereon except those approved by Lender in writing; or

(n)    [Intentionally Deleted].

(o)    Violation of Separate Purpose Entity Provisions. The occurrence of any default in the observance of the Separateness Provisions applicable to Borrower; or

(p)    Prohibited Transfer. The occurrence of any Transfer (other than a Permitted Transfer) in the direct or indirect, legal or beneficial interest in Borrower or the Property in violation of this Agreement; or

(q)    Default Under Unsecured Hazardous Materials Indemnity Agreement. The occurrence of a default under any Hazardous Materials Indemnity Agreement (Unsecured), now or hereafter executed by an Indemnitor in connection with the Loan, in favor of Lender, including, without limitation, Indemnitor’s failure to perform any covenant, condition, or obligation thereunder which is not cured within the applicable notice and cure periods set forth in Section 12.1(b) above (or other cure period (whether longer or shorter) set forth in the Hazardous Materials Indemnity Agreement); or

(r)    Default Under Guaranty. The occurrence of a default under the Guaranty, or any other guaranty, now or hereafter executed in connection with the Loan (after the expiration of any applicable notice and cure periods), including, without limitation, any Guarantor’s failure to perform any covenant, condition, or obligation thereunder or otherwise to comply with any financial covenants thereunder (including the Guarantor Financial Covenants); or

(s)    Default Under Swap Agreement. An “Event of Default” occurs under any Swap Agreement (as defined therein) between Borrower and Lender past any applicable notice and cure periods; or

(t)    [Intentionally Deleted].

(u)    Money Laundering. The indictment, arraignment, custodial detention or conviction of any Person within the Borrowing Group, on any charge of violating any Anti-Money Laundering Laws, or the involvement of any Person within the Borrowing Group, in any activity which could result in an indictment, arraignment, custodial detention or conviction on any such charge and such Person that is not the Borrower or Guarantor is not removed from the Borrowing Group within ten (10) days following the date Borrower obtains actual knowledge thereof; or

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(v)    Breach of Sanctions Provisions. The failure of any representation or warranty of Borrower, or Borrower’s failure to perform or observe any covenant, contained in either of those Sections of this Agreement entitled “Sanctions, Anti-Corruption and Anti-Money Laundering Laws” or “Sanctions;” or

(w)    SPE Covenants. Borrower fails to comply with Article 7 in any material respect.

(x)    Other Obligations. Borrower shall default in any material obligation to Lender, whether direct or indirect, absolute or contingent.

(y)    LLC Division or LP Division. Borrower, Guarantor or any Person (a) obligated to pay all or any part of any sums that are, or may become, due under the Loan Documents, or (b) who is, or may become, obligated to perform any obligations secured by the Security Instrument, in either case, shall: (i) create or adopt a Plan of Division, or file a Certificate of Division, or otherwise effectuate an LLC Division or LP Division of any such entity or Person; (ii) be liquidated, terminated, dissolved, or merged or consolidated into another entity (including, in each case, without limitation, pursuant to an LLC Division or LP Division); (iii) be divided into two or more Persons, including, without limitation, becoming a Divided LLC (whether or not the original Person survives such division); or (iv) be created, or reorganized into, one or more series pursuant to an LLC Division, an LP Division or otherwise.

(z)    Ground Lease. If (i) Borrower shall fail in the payment of any rent, additional rent or other charge mentioned in or made payable by the Ground Lease after the expiration of any notice or cure period as provided for in the Ground Lease (unless waived by the Ground Lessor), (ii) there shall occur any default by Borrower, as tenant under the Ground Lease, in the observance or performance of any term, covenant or condition of the Ground Lease on the part of Borrower, to be observed or performed after the expiration of any notice or cure period as provided for in the Ground Lease (unless waived by the Ground Lessor), (iii) if any one or more of the events referred to in the Ground Lease shall occur which would cause the Ground Lease to terminate without notice or action by the Ground Lessor or which would entitle the Ground Lessor to terminate the Ground Lease and the term thereof by giving notice to Borrower, as tenant thereunder (unless waived by the Ground Lessor), (iv) if the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever or (v) if any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender except as otherwise permitted by this Agreement.

12.2.    ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified in this Article, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable, after which such sums shall, at Lender’s option, bear interest at the Default Rate (as defined in the Note), provided, however, that all sums owing to Lender under the Note, this Agreement and the other Loan Documents shall automatically become immediately due and payable upon the occurrence of any of the Defaults listed in subsection (f) of that certain Section hereof entitled Default, after which such sums shall bear interest at the Default Rate (as defined in the Note). Upon any such acceleration, (a) Lender may, in addition to all other remedies permitted under the Note, this Agreement and the other Loan Documents and at law or equity, apply any and all sums in the Accounts to the sums owing under the Loan Documents; and (b) any and all obligations of Lender to fund further disbursements under the Loan shall terminate at Lender’s sole option.

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12.3.    DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds, other funds of Lender or any amounts in deposit accounts maintained by Borrower with Lender. If such payment is made from proceeds of the Loan or from any Accounts, Borrower shall immediately deposit with Lender, upon written demand, an amount equal to such payment. If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

12.4.    SET OFF. Upon the occurrence of a Default, Lender may set off any and all amounts due by Borrower against any indebtedness or obligation of Lender to Borrower.

12.5.    RIGHTS CUMULATIVE; NO WAIVER. All of Lender’s rights and remedies provided in this Agreement, the Other Related Documents and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

12.6.    GUARANTOR CURE RIGHTS. Upon the occurrence and during continuance of any Default with respect to Initial Guarantor (a “Guarantor Default”), Borrower may, but shall not be obligated to, cure such Guarantor Default by providing a Replacement Guarantor which satisfies the Replacement Guarantor Conditions. Borrower’s right to cure shall be a one-time right that can be exercised subject to the following conditions: (i) no Default (other than the Guarantor Default) then exists and is continuing, and (ii) such Replacement Guarantor shall have satisfied the Replacement Guarantor Conditions within ten (10) days following the occurrence of a Guarantor Default. In connection therewith:

(a)    Lender agrees that if the foregoing conditions in clause (i) and (ii) have been satisfied, the Guarantor Default shall be deemed cured. From and after the effective date of the Replacement Guaranty Documents, the Replacement Guarantor shall be the “Guarantor” for all purposes hereunder.

(b)    In connection with the delivery of any Replacement Guaranty Documents, Borrower shall reaffirm all of its obligations under the Loan Documents and shall furnish to Lender all documentation reasonably requested by Lender to evaluate any proposed Replacement Guarantor, including organizational documents and financial statements. Replacement Guarantor shall deliver to Lender, concurrently with the execution and delivery of the Replacement Guaranty Documents all company and other constituent entity authorizations, good standing certificates and opinions of legal counsel reasonably required by Lender to confirm the effective execution, delivery and enforceability of such Replacement Guaranty Documents.

(c)    Borrower shall pay or reimburse Lender for all documented costs and expenses incurred by Lender in connection with the evaluation of any proposed Replacement Guarantor and Replacement Indemnitor, including, without limitation, reasonable legal fees and expenses and search costs.

12.7.    ACCEPTABLE LETTERS OF CREDIT. Each Acceptable Letter of Credit delivered hereunder shall be additional security for the payment of the Loan and all of Borrower’s obligations under the Loan Documents. Upon the occurrence and during the continuance of a Default, Lender shall have the right, at its option, to draw on any Acceptable Letter of Credit (in accordance with the term thereof) and to apply

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all or any part thereof to the amounts outstanding under the Loan in any order and in any manner as Lender shall elect in its sole discretion. Lender shall have the additional rights to draw in full any Acceptable Letter of Credit (in accordance with the term thereof): (a) if Lender has received a notice from the issuing bank that the Acceptable Letter of Credit will not be renewed and a substitute Acceptable Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Acceptable Letter of Credit is scheduled to expire; or (b) upon receipt of notice from the issuing bank that the Acceptable Letter of Credit will be terminated (except if a substitute Acceptable Letter of Credit is provided by no later than thirty (30) days prior to such termination). If Lender draws upon an Acceptable Letter of Credit pursuant to the terms and conditions of this Agreement, provided no Default exists, Lender shall hold the proceeds in a blocked and pledged account as additional cash collateral for the Loan.

ARTICLE 13. MISCELLANEOUS PROVISIONS

13.1.    INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FOR, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES (BUT NOT INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES), LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER DOCUMENTED EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH ANY INDEMNITEE MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY OR IMPROVEMENTS; OR (E) BORROWER’S USE OF, OR RELIANCE UPON, ANY OF THE FOLLOWING WHICH HAS BEEN OR HEREAFTER MAY BE DELIVERED OR MADE AVAILABLE TO BORROWER BY ANY INDEMNITEE, FROM TIME TO TIME: (I) ANY APPRAISAL, EVALUATION OR OTHER REPORT OR INFORMATION IN ANY WAY RELATING TO THE VALUE OF THE PROPERTY, OR (II) ANY REPORT OR INFORMATION IN ANY WAY RELATING TO THE ENVIRONMENTAL, SEISMIC OR OTHER CONDITION OF THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO INDEMNITEES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE : (A) ANY JUDICIAL OR NON-JUDICIAL FORECLOSURE UNDER THE SECURITY INSTRUMENT, OR TRANSFER OF THE PROPERTY IN LIEU THEREOF; (B) THE CANCELLATION OF THE NOTE AND THE RELEASE, SATISFACTION OR RECONVEYANCE, OR PARTIAL RELEASE, SATISFACTION OR RECONVEYANCE OF THE SECURITY INSTRUMENT; AND (C) THE SATISFACTION DATE.

13.2.    NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

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Borrower:	1000 East Apache Owner, LLC c/o Invesco Advisers 2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 Attn: Susan Mitchell Email: Susan.Mitchell2@invesco.com

With a copy to:	1000 East Apache Owner, LLC c/o Invesco Advisers 2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 Attn: Asset Manager – Rise at Apache

With a copy to:	Greenberg Traurig, P.A. 333 Avenue of the Americas Miami, Florida 33131-3238 Attn: Richard J. Giusto, Esq. Email: giustor@gtlaw.com

Lender:	Wells Fargo Bank, National Association 1751 Pinnacle Drive, 7th Floor McLean VA 22102 Loan #: 27 0122358

With a copy to:	Wells Fargo Bank, National Association 30 Hudson Yards 62nd Floor New York, NY 10001-2170 MAC J0193-623 Attention: Lori Coombs

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove. Borrower shall forward to Lender, without delay, any notices, letters or other communications delivered to the Property or to Borrower naming Lender, or any similar designation as addressee, or which could reasonably be deemed to affect the operation of the Improvements or the ability of Borrower to perform its obligations to Lender under the Loan Documents.

13.3.    RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.

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13.4.    ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding or in connection with any appeal of a lower court decision, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred in connection therewith, including all trial and appellate proceedings in any legal action, suit, bankruptcy or other proceeding, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein. In the event of any legal proceedings, court costs and attorneys’ fees shall be set by the court and not by any jury, and shall be included in any judgment obtained by Lender.

13.5.    NO WAIVER. No previous waiver and no failure or delay by Lender in acting with respect to the terms of the Note or this Agreement shall constitute a waiver of any breach, default, or failure of condition under the Note, this Agreement or the obligations secured thereby. A waiver of any term of the Note, this Agreement or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

13.6.    IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be (a) payable only in United States currency in immediately available funds; and (b) received by Lender at the Loan Center address specified in the Note, or at other such places as may be designated in writing by Lender, no later than 2:30 PM Eastern Time. Any amounts received after such time may not be credited until the next Business Day.

13.7.    LOAN SALES AND PARTICIPATION; DISCLOSURE OF INFORMATION. Borrower agrees that Lender may elect, at any time, and at Lender’s sole cost and expense, to sell, assign or grant participation in all or any portion of Lender’s rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities (“Participant”), at Lender’s sole discretion; provided, so long as no Intervening Event has occurred and is continuing, Lender shall (i) continue to administer the Loan and (ii) shall hold a percentage interest in the Loan of no less than the largest interest held by any other lender. Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and their operation; (b) any party connected with the Loan (including, without limitation, Borrower, any partner, shareholder, joint venturer, manager or member of Borrower, any constituent partner, shareholder, joint venturer, manager or member of Borrower, any Guarantor, any Indemnitor, and any other guarantor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation, provided that such amendments or modifications do not increase Borrower’s obligations or decrease Borrower’s rights hereunder by more than a de minimis extent. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any

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time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such lender from its obligations thereunder.

13.8.    LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

13.9.    WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

13.10.    SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Agreement and the other Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Agreement and the other Loan Documents; provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefore, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

13.11.    HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions herein, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

13.12.    ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints and authorizes Lender as Borrower’s attorney-in- fact, which agency is coupled with an interest, and as such attorney-in-fact Lender may, without the obligation to do so, execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents.

13.13.    TAX SERVICE. Lender is authorized to obtain, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Lender.

13.14.    TIME. Time is of the essence of each and every term herein.

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13.15.    GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, pursuant to section 5-1401 of the New York General Obligations law, except to the extent preempted by federal laws. Borrower and all Persons in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of New York or State of Arizona having proper venue, and also consent to service of process by any means authorized by New York or federal law. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.

13.16.    BORROWER INFORMATION. Federal law and regulations require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time-to-time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with all federal laws and regulatory requirements. An “account” for the purposes of this Section may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

13.17.    JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner hereunder and under any of the Loan Documents shall be joint and several.

13.18.    FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

13.19.    NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

13.20.    ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property and the Improvements or the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, attorneys’ fees and expenses and court costs.

13.21.    LENDER’S CONSENT. Wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that, except as expressly modified herein, Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

13.22.    HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

13.23.    ELECTRONIC TRANSMISSION OF DATA. Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their affiliates and other persons involved with the subject matter of this Agreement. Borrower acknowledges and agrees

LOAN NO. 27 0122358

that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) BORROWER SHALL RELEASE, HOLD HARMLESS AND INDEMNIFY LENDER FOR, FROM AND AGAINST ANY CLAIM, DAMAGE OR LOSS, INCLUDING THAT ARISING IN WHOLE OR PART FROM LENDER’S STRICT LIABILITY OR SOLE, COMPARATIVE OR CONTRIBUTORY NEGLIGENCE, WHICH IS RELATED TO THE ELECTRONIC TRANSMISSION OF DATA.

13.24.    COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

13.25.    POWERS OF ATTORNEY. The powers of attorney granted by Borrower to Lender in this Agreement shall be unaffected by the disability of the principal so long as any portion of the Loan remains unpaid or unperformed. Lender shall have no obligation to exercise any of the foregoing rights and powers in any event. Lender hereby discloses that it may exercise the foregoing powers of attorney for Lender’s benefit, and such authority need not be exercised for Borrower’s best interest.

13.26.    RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, levy or assessment by any person other than Lender which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Lender determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance which Lender in good faith determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

13.27.    DELAY OUTSIDE LENDER’S CONTROL. Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

13.28.    RULES OF CONSTRUCTION. The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents. If this Agreement is executed by more than one person, the term “Borrower” shall include all such persons. The word “Lender” as used herein shall include Lender, its successors, assigns and affiliates.

13.29.    USE OF SINGULAR AND PLURAL; GENDER. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

LOAN NO. 27 0122358

13.30.    EXHIBITS, SCHEDULES AND RIDERS. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

13.31.    INCONSISTENCIES. In the event of any inconsistencies between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall prevail.

13.32.    ADVERTISING; SIGNS. In connection with the Loan, Borrower hereby agrees that Wells Fargo & Company and its subsidiaries (“Wells Fargo”) may publicly identify details of the Loan in Wells Fargo advertising and public communications of all kinds, including, but not limited to, press releases, direct mail, newspapers, magazines, journals, e- mail, internet advertising and communications, and the placement on the Property of reasonable signs standard to loan transactions stating that financing is being provided by Wells Fargo and any other lenders or participants in the Loan; provided Borrower shall have a reasonable approval right over any such advertising or public communications. Such details may include, but not be limited to, the name of the Property, the address of the Property, the amount of the Loan, the date of the closing and a description of the size/location of the Property.

13.33.    PERMANENT FINANCING. Borrower agrees that when permanent financing is desired for the Property, Lender shall have the exclusive right to submit the proposed permanent financing to the Federal Home Loan Mortgage Corporation, or the Federal National Mortgage Association (the “GSEs”) and the Federal Housing Administration (“FHA”) for permanent financing under their then-current lending programs. Borrower agrees to reasonably cooperate with Lender and provide information necessary to obtain quotes for such permanent financing. Borrower agrees not to approach other lenders or mortgage brokers for any such permanent financing from any of the GSEs or FHA until the earlier to occur of: (i) the issuance of a written term sheet for such refinancing to Borrower by Lender; or (ii) the expiration of a period of 30 days following Borrower’s submission of said financing package within which Lender fails to issue such term sheet to Borrower. Notwithstanding Lender’s issuance of such a term sheet in accordance with subparagraph (i) above, if Borrower in good faith believes (and reasonable demonstrates to Lender) that it can obtain better material terms for the refinancing of the Loan through any GSE with another GSE approved lender, then Borrower may proceed with such refinancing with any other GSE approved lender. For the avoidance of ambiguity: (a) the right of first offer shall not apply to any refinancing that is not part of such programs; and (b) Borrower shall be under no obligation to proceed with Lender with respect to any refinancing.

13.34.    INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

13.35.    EXCULPATION. Notwithstanding anything else to the contrary contained in this Agreement or in any of the other Loan Documents, except as to Guarantor as set forth in the Guaranty and the Indemnity (and any Replacement Guarantor as set forth in the Replacement Guaranty Documents), Lender shall have no recourse against, nor shall there be any personal liability to, (i) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower, (ii) any direct or indirect partner (general or limited), member (managing or non-managing), shareholder, or beneficial owner of any kind, manager, principal, officer, controlling Person, beneficiary, trustee, advisor, fiduciary, employee, agent, attorney, Affiliate, or director of Borrower, or (iii) any of their respective successors and/or assigns, for the payment or performance of any of the obligations under this Agreement or any of the other Loan Documents or Other Related Documents. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty or Indemnity (or Replacement Guarantor’s liability or obligations under the Replacement Guaranty Documents) or Lender’s right to exercise any rights or remedies against any collateral securing the Loan.

LOAN NO. 27 0122358

13.36.    ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS. To the extent that the Loan Documents or any Other Related Document provide support, through a guarantee or otherwise, for a Swap Agreement or any other agreement or instrument that is a QFC (as hereinafter defined) (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents, any Other Related Document and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity (as hereinafter defined) that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate (as hereinafter defined) of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as hereinafter defined) under the Loan Documents or any Other Related Document that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents, or any Other Related Document, were governed by the laws of the United States or a state of the United States.

(b)    As used in this Article, the following terms have the following meanings:

(i)    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)    “Covered Entity” means any of the following:

(A)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)    “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

LOAN NO. 27 0122358

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower and Lender have executed and delivered this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Christian Adrian
Name:	Christian Adrian
Title:	Managing Director

[Signature Page to Term Loan Agreement]

“BORROWER”

1000 EAST APACHE OWNER, LLC,
a Delaware limited liability company

By:	/s/ Jason W. Geer
Name:	Jason W. Geer
Title:	Vice President

[Signature Page to Term Loan Agreement]

EXHIBIT A - DESCRIPTION OF PROPERTY

Exhibit A to Term Loan Agreement between 1000 EAST APACHE OWNER, LLC, a Delaware limited liability company (“Borrower”) and Wells Fargo Bank, National Association (collectively with its successors or assigns, “Lender”) dated as of December 29, 2021.

LOT 1, OF THE RETREAT @ 1000 APACHE, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF MARICOPA COUNTY, ARIZONA, RECORDED IN BOOK 1020 OF MAPS, PAGE 35.

FOR INFORMATIONAL PURPOSES ONLY:

Tax Parcel No 132-73-538 6

Address: 1000 East Apache Boulevard, Tempe, AZ

Exhibit A

EXHIBIT B - DOCUMENTS

Exhibit B to Term Loan Agreement between 1000 EAST APACHE OWNER, LLC, a Delaware limited liability company (“Borrower”) and Wells Fargo Bank, National Association (collectively with its successors or assigns, “Lender”) dated as of December 29, 2021 (“Agreement”).

LOAN DOCUMENTS. The documents listed within this Section 1, inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents. Defined terms used but not defined herein shall have the meaning set forth in the Agreement.

This Agreement.

The Note.

The Leasehold Deed of Trust.

Assignment, Consent and Subordination of Management Agreement

Uniform Commercial Code National UCC Financing Statement (Form UCC1) of even date herewith, naming Borrower as Debtor and Lender as Secured Party.

Authorizing resolutions from Borrower and Guarantor that is an entity in form and substance acceptable to Lender.

OTHER RELATED DOCUMENTS (WHICH ARE NOT LOAN DOCUMENTS)

The Limited Guaranty.

Hazardous Materials Indemnity Agreement (Unsecured) dated as of the date of the Agreement executed by and between Guarantor, as Indemnitor, and Lender.

Disbursement Instruction Agreement dated as of the date of the Agreement, executed by and between Borrower and Wells Fargo Bank, National Association.

Opinion of Borrower’s Legal Counsel dated as of the Effective Date executed by Borrower’s counsel.

Any Swap Agreement between Borrower and Lender.

Exhibit B

EXHIBIT C—OPTION TO EXTEND REQUEST LETTER FROM BORROWER

[NOTE: MUST PRINT ON BORROWER LETTERHEAD]

            , 20

Wells Fargo Bank, National Association

30 Hudson Yards

62nd Floor

New York, NY 10001-2170

MAC J0193-623

Attention: Lori Coombs

Loan No.              (“Loan”)

Pursuant to the terms of the Term Loan Agreement, dated as of December 29, 2021 (“Loan Agreement”), 1000 EAST APACHE OWNER, LLC, a Delaware limited liability company (“Borrower”) hereby exercises Borrower’s option to extend the maturity date of the Loan described therein from [the Original or First Extended Maturity Date] to the [First Extended Maturity Date or Second Extended Maturity Date]. Borrower hereby certifies that there exists no Default or, to Borrower’s knowledge, occurrence that with the passage of time or giving of notice, or both, would constitute a Default, under the Loan Documents, all representations and warranties are true and correct and the Guarantors are in compliance with the financial covenants set forth in the Guaranty. Borrower further certifies that all conditions precedent to such extension have been satisfied, including, without limitation, the following:

Lender has received, at Borrower’s sole expense, a written appraisal prepared in conformance with the requirements of FIRREA, as well as any other applicable rules and/or regulations from any and all applicable governmental authorities (subject to review and adjustment by Lender consistent with Lender’s standard practices), confirming to the satisfaction of Lender that the Loan-to-Value Percentage, as of the Original Maturity Date, does not exceed sixty percent (60.0%).

On or before the Original Maturity Date, Borrower has paid to Lender the extension fee in an amount equal to 0.25% of the total commitment amount of the Loan (whether disbursed or undisbursed), as determined on the [APPLICABLE] Maturity Date, in immediately available funds.

the Property currently achieves a Debt Yield of at least [8.00%][[8.25%].

Exhibit C

All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the Loan Agreement.

1000 EAST APACHE OWNER, LLC, a

Delaware limited liability company

By:
Name:
Title:

Exhibit C

Loan No.

EXHIBIT D - DISBURSEMENT INSTRUCTION AGREEMENT

DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: 1000 EAST APACHE OWNER, LLC, a Delaware limited liability company

Lender: Wells Fargo Bank, National Association

Loan: Loan number                      made pursuant to that certain Term Loan Agreement dated as of December 29, 2021 between Borrower and Lender, as amended from time to time

Effective Date: July 16, 2021

Check applicable box:

☒	New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.

☐

Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)	to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;

(2)

to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and

(3)	to provide Lender with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above is referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Lender at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Exhibit D

Loan No. 1020420

Disbursement of Loan Proceeds at Origination/Closing

Closing Disbursement Authorizers: Lender is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds on or about the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.): N/A

If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers: Disbursement Requests for the Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Lender is authorized to use the wire instructions that have been provided directly to Lender by the Receiving Party or Borrower and attached as the Closing Exhibit. All wire instructions must contain the information specified on the Closing Exhibit.

Names of Receiving Parties for the Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit)
1.
2.
3.

Exhibit D

Loan No. 1020420

Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination

Subsequent Disbursement Authorizers: Lender is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.): N/A

If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers: Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Lender is authorized to use the wire instructions that have been provided directly to Lender by the Receiving Party or Borrower and attached as the Subsequent Disbursement Exhibit. All wire instructions must contain the information specified on the Subsequent Disbursement Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit)
1.
2.
3.

Direct Deposit: Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:

Wells Fargo Bank, N.A. Deposit Account Number:

Further Credit Information/Instructions:

Exhibit D

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

1000 EAST APACHE OWNER, LLC, a Delaware limited liability company

By:
Name:
Title:

Signature Page to Disbursement Instruction Agreement

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions. The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.

“Receiving Bank” means the financial institution where a Receiving Party maintains its account.

“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.

“Restricted Account” means an account at Wells Fargo Bank, N.A. associated with the Loan to which Borrower’s access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Lender must receive Disbursement Requests in writing. Verbal requests are not accepted. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Lender’s customer verification procedures. Lender is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Lender considers to be reasonable. Lender will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Lender may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Lender to violate any applicable law or regulation.

Limitation of Liability. Lender shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY LENDER IN GOOD FAITH AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Lender is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Lender has received a new Agreement signed by Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Lender may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request. Lender is not obligated or

Exhibit D

required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Lender takes these actions, Lender will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Lender and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Lender will not execute Disbursement Requests expressed in foreign currency unless permitted by the Loan Agreement.

Errors. Borrower agrees to notify Lender of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Lender’s confirmation to Borrower of such Disbursement. If Lender is notified that it did not disburse the full amount requested in a Disbursement Request, Lender’s sole liability will be to promptly disburse the amount of the stated deficiency. If Lender disburses an amount in excess of the amount requested in a Disbursement Request, Lender will only be liable for such excess amount to the extent that Borrower does not receive the benefit of such amount.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Lender may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

Exhibit D

CLOSING EXHIBIT

WIRE INSTRUCTIONS

All wire instructions must contain the following information:

•	Transfer/Deposit Funds to (Receiving Party Account Name)

•	Receiving Party Deposit Account Number

•	Receiving Party Address (City and Country, at a minimum)*

•	Receiving Bank Name, City and State

•	Receiving Bank Routing (ABA) Number

•	Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

*

The Receiving Party’s Address must be provided for international/cross-border wire transfers. International/cross-border wire transfers are defined as: funds transfers that originate outside the U.S. and are destined for a Receiving Party in the U.S.; those that originate in the U.S. and are destined for a Receiving Party outside the U.S.; as well as those that originate outside the U.S. and are destined for a Receiving Party outside the U.S.

Schedule 2

SCHEDULE 1

ORGANIZATIONAL DOCUMENTS

[***]

Schedule 2

SCHEDULE 2

RENT ROLL

[***]

Schedule 2

SCHEDULE 4.5

IMMEDIATE REPAIRS

PCR Immediate Repairs
Repair Item	Est. Immediate Repairs	Escrow Factor	Escrow Total	Max Time to Complete	Repair Type	Title Escrow*	WFB Escrow Total
1.1 Trash room doors at the ground floor level of the building are sprung / damaged and do not fully close and latch (see Photo No. P14). Remedial repair is required to re-establish the fire rating of these rooms.	$1,500	125%	$1,875	180 days	Code Compliance/Life Safety Issues		$1,875
1.2 The fire damper / door at the bottom of the trash chutes were damaged / displaced (see Photo Nos. P13 and P80). Repair of these doors / dampers and installation of proper fusible link devices is required.	$4,000	125%	$5,000	180 days	Code Compliance/Life Safety Issues		$5,000
1.4 The trash chute doors at the typical floors are damaged and do not close automatically and latch shut (see Photo No. P60). Repair / replacement to restore proper operation and to eliminate the existing hazard needs to be completed.	$45,000	125%	$56,250	180 days	Code Compliance/Life Safety Issues	$28,234	$28,016
2.2 Installation of fencing or a railing along the edge of the sidewalk from Stair No. 3 to the northwest egress gate is recommended as there is a steep drop off at the edge to the walk adjacent to a lawn inlet basin (see Photo No. P83).	$5,000	125%	$6,250	180 days	Code Compliance/Life Safety Issues		$6,250
2.3 The garage emergency egress doors to Stair No. 4 have magnetic security locks that are improperly programmed to lock in conjunction with the entrance doors to the leasing office, from 7:00pm to 9:00am (see Photo No. P29). This is considered to be a hazard that needs to be addressed, Over-ride panic buttons could be added, or the magnetic locks need to be deactivated. We have provided an allowance to add panic override buttons for the magnetic locks.	$2,500	125%	$3,125	180 days	Code Compliance/Life Safety Issues		$3,125
2.6 Damaged / vandalized exit signs were noted at various locations throughout the common areas of the building (see Photos P59 and P145). It was reported that vandalism by students/occupants is a 2.6.1 We have provided an allowance for replacement of damaged exit signs noted at the time of our site visit.	$2,500	125%	$3,125	180 days	Code Compliance/Life Safety Issues		$3,125
3.1 Fire dampers are not provided at the IT equipment rooms where air vents were cut into the separation walls, aparently by the IT equipment vendor(s) without installation of fire dampers at the interior of the rooms (see Photo Nos. P127 and P139). Installation of fire dampers at all such vents is considered necessary to re-establishe the code required fire ratings of these rooms.	$25,000	125%	$31,250	180 days	Code Compliance/Life Safety Issues	$25,000	$6,250
3.2 Unsealed penetrations and missing fire caulking were noted in many of the fire rated equipment rooms (see Photo Nos. P117, P118, P126, P128, P129, P130, P131, P132, P135, P136, P140, P141 and P135). Sealing all openings through equipment room walls and floor slabs is required to re-establish the code required fire ratings of the rooms.	$10,000	125%	$12,500	180 days	Code Compliance/Life Safety Issues		$12,500
Improper Storage: An inordinate amount of stored materials and debris was noted throughout the property. We anticiapte that at least ten (10) roll-off dumpsters will be required beyond the two (2) dumpsters that are staged for the corridor floor work. We have provided an allowance for manpower associated with the above. 4.1 Stored pool furniture was noted on the northeast room area (see Photo No. P50). Removal and disposal of this furnitue is recommended.	$7,500	125%	$9,375	180 days	Code Compliance/Life Safety Issues		$9,375
4.2 Stored materials and debris were noted in equipment rooms (see Photo Nos. P62, P81, P119, P120, P121, P122, P123, P137 and P142).	$10,000	125%	$12,500	180 days	Code Compliance/Life Safety Issues		$12,500
5.1 Fire extinguishers have tags that indicate February 2020 service/inspection dates, well beyond the 1-year expiration dates (see Photo No. P61). We have provided an allowance for inspection and servicing the fire extinguishers.	$7,500	125%	$9,375	180 days	Code Compliance/Life Safety Issues		$9,375

Schedule 4.5

PCR Immediate Repairs
Repair Item	Est. Immediate Repairs	Escrow Factor	Escrow Total	Max Time to Complete	Repair Type	Title Escrow*	WFB Escrow Total
6.1 Seven (7) painted sprinkler heads were observed at the time of our site visit (see Photo Nos. P103 and P133). Note; however, that we did not perform a 100% unit walk but rather gained access to only a limited number of units and that the bedrooms of many of the accessed units were not accessible due to students occupying the bedrooms.We have provided a cost to replace the identified painted sprinkler heads.	$525	125%	$656	180 days	Code Compliance/ Life Safety Issues		$656
Roof Tie-Back Anchors and Window Washing Davit Bases: 7.1 Inspection of the roof tie-backs and window washing davit bases has reportedly not been performed (see Photo No. P47). Note that there are tie-back anchors cast into the parapet walls at the amenity deck areas. We have provided an allowance for a structural engineer to inspect the tie-backs and davit bases.	$10,000	125%	$12,500	180 days	Code Compliance/ Life Safety Issues		$12,500
8.3 Replacement of missing or damaged covers for exterior elecrical recepticals needs to be completed (see Photo No. P112).	$1,500	125%	$1,875	180 days	Code Compliance/ Life Safety Issues		$1,875
Pool Make-up Water Back-flow Preventer: 10.1 No back-flow preventer is provided on the make-up water line for the pool make-up water line (see Photo No. P149). Installation of a back-flow preventer is required to prevent contamination of the domestic water service.	$1,000	125%	$1,250	180 days	Code Compliance/ Life Safety Issues	$1,000	$250
Faded parking space markings were noted for the four (4) accessible surface lot spaces near the leasing office (see Photo No. P15). Renewal of the pavement markings is recommended.	$600	125%	$750	180 days	ADA/FHAA Barrier Removal Issues		$750
1.2.2 Roll-off dumpsters were noted to be stored at the north end of the service court between the pad-mounted electrical transformers (see Photo No. P10). 1.2.2.1 Installation of concrete-filled pipe bollards to protect the electrical transformers and concrete building column from impact and damage is recommended.	$5,000	125%	$6,250	180 days	1st Year Deferred Maintenance		$6,250
1.4 Soil Erosion: Erosion was noted under drain discharges (see Photo No. P20). Re-grading the eroded landscaped areas needs to be completed.	$1,500	125%	$1,875	180 days	1st Year Deferred Maintenance		$1,875
1.4.2 Installation of stone rip-rap and/or concrete splash blocks under the drains to prevent recurrence of the erosion should be performed.	$2,500	125%	$3,125	180 days	1st Year Deferred Maintenance		$3,125
1.5 CMU Screen wall: Repair of the damaged CMU screen wall that is located along the north property line is recommended (see Photo No. P21).	$2,500	125%	$3,125	180 days	1st Year Deferred Maintenance		$3,125
1.7 Wheel-stops: Replacement of the displaced an damaged precast concrete wheel stop at the future resident parking area is recommended. Re-securing other wheel stops is also recommended.	$500	125%	$625	180 days	1st Year Deferred Maintenance		$625
1.8.1 The walk pavers at the entrance court area have an uneven surface and open joints (see Photo No. P36). Selective resetting of the pavers and installation of polymetric sand in the joints should be performed to prevent more serious damage.	$5,000	125%	$6,250	180 days	1st Year Deferred Maintenance		$6,250

1.8.2 Grease stains were noted on the pavers along the north side of the Paisonos Mexican Restaurant (see Photo No. P37). Employees from the restaurant were noted to be spilling grease from buckets that are used to transport the grease from the front doors of the restaurant, through the west outdoor seating area and then along the north side of the restaurant and through the retail service corridor to the grease containment bins at the east service court. Property management should review and revise this practice and more rigidly require that the restaurant tenant keep these pavers clean as they are clearly visible, including from the access to the leasing office. We have included a cost to clean this highly visible area.

	$2,500	125%	$3,125	180 days	1st Year Deferred Maintenance		$3,125
Parking Garage: 2.1 Repair of the damaged access gate card reader at the northeast corner of the ground floor level of the garage is required (see Photo No. P11).	$1,000	125%	$1,250	180 days	1st Year Deferred Maintenance		$1,250
3.4 Soiled exterior cladding and sidewalks from birds roosting between the 1st and 2nd floor levels of the building was noted at the front of the building (see Photo No. P26).We have provided an allowance for cleaning at these areas.	$1,000	125%	$1,250	180 days	1st Year Deferred Maintenance		$1,250

Schedule 4.5

PCR Immediate Repairs
Repair Item	Est. Immediate Repairs	Escrow Factor	Escrow Total	Max Time to Complete	Repair Type	Title Escrow*	WFB Escrow Total
3.5 Grease soiled soffit and wall areas were noted around the restaurant kitchen exhaust hood discharge at the south end of the east elevation (see Photo No. P84). The restaurant tenants should be required to routinely clean their exhaust systems and to keep the building exteriors adjacent to their exhaust discharges clean. As this has not happened, we have included an allowance to clean the building exterior at these locations.	$1,500	125%	$1,875	180 days	1st Year Deferred Maintenance		$1,875
Roofing / Waterproofing: 4.1 Spray-Foam Roofing: Isolated areas of deterioration / blistering of the spray-foam roofing system at the upper roof area were noted (see Photo No. P45). Routine maintenance of the spray-foam roofing will need to be performed at the mechanical equipment pipe supports (see Photo No. P46). We have provided an allowance for selective roof repairs.	$7,500	125%	$9,375	180 days	1st Year Deferred Maintenance		$9,375
4.2 Liquid Applied Waterproofing: The project plans indicated liquid applied waterproof membrane over the concrete slabs for the plaza decks at and around the amenity deck areas. 4.2.1 Investigation of a suspected roof waterproofing leak was in progress at the east end of the 10th floor amenity deck area (see Photo No. P65). We have provided an allowance for remedial repairs.	$2,500	125%	$3,125	180 days	1st Year Deferred Maintenance		$3,125
4.2.2 Damaged concrete topping and waterproof membrane were noted a the ramp at the west end of the 10th floor amenity deck area (see Photo No. P70). Remedial repair of the concrete topping and waterproofing need to be performed.	$2,500	125%	$3,125	180 days	1st Year Deferred Maintenance		$3,125
4.4 Roof Railings: Corrosion of the railings at the perimeter of the roof and roof Terrance areas was noted (see Photo Nos. P48 and P68). Preparation and painting the railings with a rust inhibitive coating should be performed.	$15,000	125%	$18,750	180 days	1st Year Deferred Maintenance		$18,750
6.1.1 Isolated common area doors were noted to be sprung and not properly close such as the ground floor men’s room door near the leasing offices (see Photo No. P31). Remedial repairs should be performed.	$1,000	125%	$1,250	180 days	1st Year Deferred Maintenance		$1,250
6.3.3 Isolated corridor wall damage was noted (see Photo No. P108). We have provided an allowance for wall repairs and selective re-painting.	$2,500	125%	$3,125	180 days	1st Year Deferred Maintenance		$3,125
Pool Equipment Room: 7.1 Corrosion and water damage were noted at the pool equipment room (see Photo Nos. P124 and P125. We have provided an allowance for remedial repair/replacement of corroded piping and fittings, and damaged finishes.	$1,500	125%	$1,875	180 days	1st Year Deferred Maintenance		$1,875
8.4 Laundry exhaust line cleaning has been deferred. We have provided an allowance for cleaning of the laundry exhaust lines including the exterior vent covers.	$15,000	125%	$18,750	180 days	1st Year Deferred Maintenance		$18,750

Total	$204,625		$255,781			$54,234	$201,547

*	Seller will be escrowing funds to complete these items with title, which will be assigned to lender, so WFB escrow total is net of $54,234 held with title.

Schedule 4.5